Exhibit 4.1
Execution Version

INDENTURE
Dated as of July 8, 2025
by and among
STONEX ESCROW ISSUER LLC,
as Escrow Issuer
to be merged with and into
STONEX GROUP INC.
THE GUARANTORS PARTY HERETO FROM TIME TO TIME
and
THE BANK OF NEW YORK MELLON,
as Trustee and Collateral Agent
6.875% SENIOR SECURED NOTES DUE 2032

TABLE OF CONTENTS
Page
Section 1.01    Definitions    1
Section 1.02    Other Definitions    40
Section 1.03    Rules of Construction    40
Section 1.04    No Incorporation by Reference of Trust Indenture Act    41
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating    41
Section 2.02    Execution and Authentication    42
Section 2.03    Registrar and Paying Agent    42
Section 2.04    Paying Agent to Hold Money in Trust    43
Section 2.05    Holder Lists    43
Section 2.06    Transfer and Exchange    43
Section 2.07    Replacement Notes    53
Section 2.08    Outstanding Notes    53
Section 2.09    Treasury Notes    54
Section 2.10    Temporary Notes    54
Section 2.11    Cancellation    54
Section 2.12    Defaulted Interest    54
Section 2.13    CUSIP Numbers    55
Section 2.14    Issuance of Additional Notes    55
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notice to Trustee    55
Section 3.02    Selection of Notes to Be Redeemed or Purchased    56
Section 3.03    Notice of Redemption    56
Section 3.04    Effect of Notice of Redemption    57
Section 3.05    Deposit of Redemption or Purchase Price    57
Section 3.06    Notes Redeemed or Purchased in Part    57
Section 3.07    Optional Redemption    58
Section 3.08    Mandatory Redemption    59
Section 3.09    Offer to Purchase by Application of Excess Proceeds    59
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes    61
Section 4.02    Maintenance of Office or Agency    62
Section 4.03    Reports    62
Section 4.04    Compliance Certificate    63
Section 4.05    Taxes    63
Section 4.06    Stay, Extension and Usury Laws    64
Section 4.07    Restricted Payments    64
Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries    67
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock    69
Section 4.10    Asset Sales    73
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Section 4.11    Transactions with Affiliates    76
Section 4.12    Liens    78
Section 4.13    Corporate Existence    79
Section 4.14    Offer to Repurchase Upon Change of Control    79
Section 4.15    [Reserved]    81
Section 4.16    Additional Note Guarantees    81
Section 4.17    Designation of Restricted and Unrestricted Subsidiaries    82
Section 4.18    Further Assurances    82
Section 4.19    After-Acquired Property; Assets Subject to Liens    83
Section 4.20    [Reserved]    83
Section 4.21    Fall-Away of Covenants Upon Achievement of Investment Grade Status    83
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of All or Substantially All of the Assets    85
Section 5.02    Successor Person Substituted    86
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default    86
Section 6.02    Acceleration    88
Section 6.03    Other Remedies    88
Section 6.04    Waiver of Past Defaults    88
Section 6.05    Control by Majority    89
Section 6.06    Limitation on Suits    89
Section 6.07    Rights of Holders to Receive Payment    89
Section 6.08    Collection Suit by Trustee    90
Section 6.09    Trustee May File Proofs of Claim    90
Section 6.10    Priorities    90
Section 6.11    Undertaking for Costs    91
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee    91
Section 7.02    Rights of Trustee    92
Section 7.03    Individual Rights of Trustee    93
Section 7.04    Trustee’s Disclaimer    93
Section 7.05    Notice of Defaults    93
Section 7.06    Compensation and Indemnity    93
Section 7.07    Replacement of Trustee    94
Section 7.08    Successor Trustee by Merger    95
Section 7.09    Eligibility; Disqualification    95
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance    95
Section 8.02    Legal Defeasance and Discharge    95
Section 8.03    Covenant Defeasance    96
Section 8.04    Conditions to Legal or Covenant Defeasance    96
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Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions    97
Section 8.06    Repayment to the Issuer    98
Section 8.07    Reinstatement    98
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders    98
Section 9.02    With Consent of Holders    100
Section 9.03    Revocation and Effect of Consents    101
Section 9.04    Notation on or Exchange of Notes    102
Section 9.05    Trustee and Collateral Agent to Sign Amendments    102
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01    Collateral Documents    102
Section 10.02    Release of Collateral    103
Section 10.03    Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents    103
Section 10.04    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents    104
Section 10.05    Termination of Security Interest    104
Section 10.06    Collateral Agent    104
ARTICLE 11
NOTE GUARANTEES
Section 11.01    Guarantee    108
Section 11.02    Limitation on Guarantor Liability    109
Section 11.03    Execution and Delivery of Note Guarantee    110
Section 11.04    Guarantors May Consolidate, etc., on Certain Terms    110
Section 11.05    Releases    110
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01    Satisfaction and Discharge    112
Section 12.02    Application of Trust Money    113
ARTICLE 13
MISCELLANEOUS
Section 13.01    Notices    113
Section 13.02    Certificate and Opinion as to Conditions Precedent    115
Section 13.03    Statements Required in Certificate or Opinion    115
Section 13.04    Rules by Trustee and Agents    116
Section 13.05    No Personal Liability of Directors, Officers, Employees and Stockholders    116
Section 13.06    Governing Law    116
Section 13.07    Successors    116
Section 13.08    Severability    116
Section 13.09    Counterpart Originals    116
Section 13.10    Table of Contents, Headings, etc    116
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Section 13.11    Submission to Jurisdiction    116
Section 13.12    Waiver of Jury Trial    117
Section 13.13    USA PATRIOT Act    117

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EXHIBITS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE, dated as of July 8, 2025 (this “Indenture”), by and among StoneX Escrow Issuer LLC (the “Escrow Issuer”), a Delaware limited liability company and a newly formed, wholly-owned direct subsidiary of StoneX Group Inc. (the “Issuer”), the Guarantors (as defined herein) party hereto from time to time and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
The Escrow Issuer, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.875% Senior Secured Notes due 2032:
W I T N E S S E T H:
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for (i) the initial issuance of $625,000,000 in aggregate principal amount of its 6.875% Senior Secured Notes due 2032 (the “Initial Notes”), as issued on the date hereof, and (ii) subsequent issuances of any additional notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued from time to time after the Issue Date, in each case, in accordance with the terms and conditions hereof; and
WHEREAS, all acts and things necessary to make (i) the Initial Notes, when executed and duly issued by the Escrow Issuer and authenticated and delivered by the Trustee pursuant to this Indenture, the valid, binding and legal obligations of the Escrow Issuer and (ii) this Indenture a valid and binding agreement of the Escrow Issuer according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Initial Notes have in all respects been duly authorized; and
WHEREAS, upon issuance, the Notes will be the obligations of the Escrow Issuer, and will not be obligations of the Issuer or the Guarantors. On the Escrow Release Date, (i) the Escrow Issuer will merge with and into the Issuer, with the Issuer continuing as the surviving entity (collectively, the “Escrow Merger”), (ii) the Issuer shall assume all of the obligations of the Escrow Issuer, including those under the Notes, this Indenture and the purchase agreement relating to the Notes, and (iii) the Guarantors will become parties to this Indenture and will guarantee the Notes.
NOW, THEREFORE, IN CONSIDERATION OF the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders in the manner set forth herein, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transactions directly or indirectly related to or contemplated pursuant to the Merger Agreement.
“Acquisition Date” means the date of consummation of the Acquisition.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14, 4.09 and 4.12, as part of the same series as the Initial Notes.
“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“After-Acquired Property” means any and all assets or property (other than Excluded Property) acquired after the Completion Date, including any property or assets acquired by the Issuer or any Guarantor from another Subsidiary, which, in each case, constitutes Collateral or would have constituted Collateral had such assets and property been owned by the Issuer or such Guarantor on the Completion Date.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of the Note; or
(2)    the excess, if any, of:
(a)    the present value as of such redemption date of (i) the redemption price of the Note as of July 15, 2028 (such redemption price being set forth in the table in Section 3.07(d)) plus (ii) all required interest payments due on the Note through July 15, 2028 (excluding accrued but unpaid interest to (but not including) such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)    the principal amount of the Note.
The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition (each, a “disposition”) of any property, assets or rights by the Issuer or any Restricted Subsidiary; provided that the disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of Section 4.14 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and
(2)    the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of the Subsidiaries (other than directors’ qualifying shares).
Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)    dispositions of property or assets or the issuance or sale of Equity Interests of any of the Issuer’s Restricted Subsidiaries having a Fair Market Value not exceeding the greater of (x) $60,000,000 and (y) 0.1650% of Consolidated Total Assets in the aggregate per fiscal year for all such dispositions pursuant to this clause (1);
(2)    the disposition of surplus, used, damaged, obsolete or worn out property or assets in the ordinary course of business and the disposition of property or assets no longer useful to the conduct of the business of the Issuer or its Restricted Subsidiaries in the ordinary course of business;
(3)    the disposition of inventory, services and other assets (including securities (other than Capital Stock of a Restricted Subsidiary), Hedging Agreements, commodities, forwards, futures, derivatives and other financial instruments), in each case, in the ordinary course of business;
(4)    the disposition (a) by a Restricted Subsidiary of the Issuer that is not a Guarantor of all or substantially all of its assets to any other Restricted Subsidiary of the Issuer; provided that (i) in the case of such disposition by a Wholly Owned Restricted Subsidiary of the Issuer, the transferee entity shall be a Wholly Owned Restricted Subsidiary of the Issuer and (ii) in the case of such disposition by a Broker-Dealer Subsidiary, the transferee entity shall be a Broker-Dealer Subsidiary and (b) by a Restricted Subsidiary of the Issuer of all or substantially all of its assets to the Issuer or any Guarantor (upon voluntary liquidation or otherwise);
(5)    the sale or issuance of Equity Interests (a) by a Restricted Subsidiary of the Issuer to the Issuer or to a Guarantor, (b) by a Restricted Subsidiary of the Issuer that is not a Guarantor to any other Restricted Subsidiary of the Issuer and (c) that constitute nominal amounts of a Foreign Subsidiary of the Issuer to local nationals to the extent required by applicable Requirements of Law;
(6)    the disposition by the Issuer or any of its Restricted Subsidiaries of property or assets not constituting all or substantially all of its assets to the Issuer or another Restricted Subsidiary;
(7)    a Restricted Payment or a Restricted Investment that does not violate Section 4.07 or a Permitted Investment;
(8)    the lease, license, assignment or sublease of any real or personal property in the ordinary course of business;
(9)    (a) sales, grants, licenses, sublicenses, subleases and assignments in the ordinary course of business to use the Issuer’s or any of its Restricted Subsidiaries’ trademarks, patents, trade secrets, know-how or other intellectual property, software and technology to the extent that such sale, grant, license, sublicense, sublease or assignment does not materially impair the conduct of the business of the Issuer or any of its Restricted Subsidiaries and (b) the abandonment of intellectual property rights that, in the good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole;
(10)    the disposition of cash or Cash Equivalents;
(11)    the cancellation or forgiveness in the ordinary course of business of any loan or advance to any employee of the Issuer or any of its Restricted Subsidiaries;
(12)    the disposition of property that constitutes a Casualty Event;
(13)    any Permitted Liens;
(14)    any extension of trade credit in the ordinary course of business;

(15)    mergers, amalgamations and consolidations permitted by Section 5.01;
(16)    the issuance, sale or pledge of Equity Interests of an Unrestricted Subsidiary;
(17)    the unwinding or termination of Hedging Obligations;
(18)    the disposition of accounts receivable in connection with the collection or compromise thereof and the disposition in the ordinary course of business of accounts receivable arising from the sale of commodities;
(19)    the disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(20)    any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim;
(21)    the disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
(22)    the disposition of non-core assets acquired in connection with a transaction or series of related transactions pursuant to which a Person becomes a Restricted Subsidiary of the Issuer after the Completion Date or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or any of its Restricted Subsidiaries; provided that such disposition is consummated within one (1) year after the date on which the applicable acquisition was consummated;
(23)    trade-ins or exchanges of assets, including Permitted Asset Swaps (including a combination of assets and cash and Cash Equivalents), for assets used or useful in the Permitted Business of comparable or greater Fair Market Value; and
(24)    the extinguishment or retirement of the Notes or any Pari Passu Indebtedness held by the Issuer or any Affiliate.
“Authentication Order” means a written request or order on behalf of the Issuer signed by an Officer of the Issuer and delivered to the Trustee.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization or similar Requirements of Law of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, with respect to any Person:
(1)    in the case of any corporation, the board of directors of such Person;
(2)    in the case of any limited liability company, the managing member(s) or the board of managers, as applicable, of such Person or, if such limited liability company does not have a board of managers, the functional equivalent of the foregoing;
(3)    in the case of any partnership, the board of directors or the board of managers, as applicable, of the general partner of such Person; and
(4)    in any other case, the functional equivalent of the foregoing;
and, in the case of clauses (1) through (4) above, other than for purposes of the definition of “Change of Control,” any duly authorized committee or functional equivalent of any of the foregoing.
“Broker-Dealer Subsidiaries” means each Restricted Subsidiary of the Issuer that is on the Completion Date or becomes in the future (i) a broker or a dealer pursuant to Section 15 of the Exchange Act or (ii) a broker or a dealer or an underwriter under any foreign securities law.
“Business Day” means any day other than a Legal Holiday.
“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Lease Obligation” means, as to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that any obligations that would not be accounted for as Capital Lease Obligations under GAAP as of the Completion Date shall not be included in Capital Lease Obligations after such date due to any changes in GAAP or interpretations thereunder or otherwise.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Equivalents” means:
(1)    United States dollars, euros, Canadian dollars, British pounds sterling and such other currencies held by such Person from time to time in the ordinary course of business;
(2)    marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof) having maturities of not more than two (2) years from the date of acquisition by such Person;
(3)    time deposits, certificates of deposit or bankers’ acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $250,000,000 with maturities of not more than one (1) year from the date of acquisition by such Person;

(4)    repurchase agreements entered into by any Person with a bank or trust company or recognized securities or commodities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;
(5)    securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, in each case, having an Investment Grade Rating;
(6)    commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (3) above (or any parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case, maturing not more than one (1) year after the date of acquisition by such Person;
(7)    investments with average maturities of twelve (12) months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(8)    investment funds investing their assets primarily in securities of the types described in clauses (1) through (7) above and (9) through (11) below;
(9)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000;
(10)    securities with maturities of one (1) year or less from the date of acquisition to the extent backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3) above;
(11)    Indebtedness or preferred stock issued by Persons with a rating of A or better from S&P or A-2 or better from Moody’s with maturities of twelve (12) months of less from the date of acquisition; and
(12)    instruments equivalent to those referred to in clauses (1) through (11) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary of the Issuer organized in such jurisdiction; provided, however, that, for purposes of this clause (12), reference to clause (3) above shall also be deemed to include non-United States banks having capital and surplus aggregating in excess of $100,000,000 (or the United States dollar equivalent at the time of determination).
“Cash Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person holding a Permitted Lien described in clause (32) of the definition thereof in respect of Permitted Debt described in clause (12) of the definition thereof, which Person is described in clause (x) of the proviso to such clause (32) of the definition of “Permitted Lien.”

“Casualty Event” means any loss of title (other than through a consensual disposition of such property in accordance with this Indenture) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Issuer or any of its Restricted Subsidiaries. “Casualty Event” shall include any taking of all or any part of any Real Property of the Issuer or any of its Restricted Subsidiaries in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law or by reason of the temporary requisition of the use or occupancy of all or any material part of any Real Property of the Issuer or any of its Restricted Subsidiaries by any Governmental Authority, or by reason of any settlement in lieu thereof.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act) other than the Issuer or any of its Restricted Subsidiaries that is a Guarantor;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (each as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares, units or the like.
Notwithstanding the foregoing, (a) any holding company, all or substantially all of the assets of which are comprised of the Issuer and its Subsidiaries or any parent entity of the Issuer shall not itself be considered a “person” or “group” for purposes of this definition, (b) the transfer of assets between or among the Issuer’s Restricted Subsidiaries and the Issuer shall not itself constitute a Change of Control, (c) a “person” or “group” shall not be deemed to have Beneficial Ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (d) a merger or consolidation of the Issuer with or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of the Issuer’s assets to, an Affiliate incorporated or organized solely for the purposes of incorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure shall not itself constitute a Change of Control and (e) a transaction will not be deemed to involve a “Change of Control” if, as a result of such transaction, (i) the Issuer becomes a direct or indirect wholly owned Subsidiary of another Person and (ii) Persons holding, directly or indirectly, more than 50% of the Voting Stock of such Person, measured by voting power rather than the number of shares, units or the like, are the Beneficially Owners, directly or indirectly, of the Voting Stock of the Issuer immediately prior to the consummation of such transaction.
“Change of Control Offer” means an offer to all holders of Notes to purchase their Notes to the extent required in connection with a Change of Control, in accordance with the terms of this Indenture.
“Clearstream” means Clearstream Banking, société anonyme.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Collateral Document.
“Collateral Agent” means The Bank of New York Mellon, unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and the Security Agreement and thereafter means the successor serving hereunder.

“Collateral Documents” means the Security Agreement and any other security agreements, pledge agreements, Mortgages, collateral assignments, control agreements, if any, and related agreements (including, without limitation, financing statements under the UCC of the relevant states), if any, and the Intercreditor Agreement, and any other intercreditor arrangement contemplated by this Indenture, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, which grant (or purport to grant) Liens to secure any Obligations under the Indenture Documents or under which rights or remedies with respect to any such Lien are governed.
“Completion Date” means the Issue Date or, if the Escrow Release Conditions have not been satisfied on or prior to the Issue Date, the Escrow Release Date.
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus:
(1)    without duplication and to the extent already deducted (and not added back or excluded) in determining such Consolidated Net Income, the sum of the following amounts for such period:
(a)    Consolidated Interest Expense and, to the extent not reflected in such Consolidated Interest Expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (other than in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries);
(b)    without duplication among periods, provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds);
(c)    depreciation and amortization (including amortization of goodwill and other intangibles);
(d)    extraordinary, non-recurring or one-time charges, losses or expenses for such period (including (i) whether or not otherwise includable as a separate item in the consolidated statement of operations for such period, any net loss realized by such Person or any of its Restricted Subsidiaries in connection with the sale of assets outside of the ordinary course of business, (ii) if and to the extent included as a separate item in the consolidated statement of operations for such period, restructuring charges (including severance, relocation costs, one-time compensation charges, integration and facilities opening costs, recruiting and signing costs, retention or completion bonuses, transition costs and costs from curtailments or modifications to pension and post-retirement employee benefit plans) and (iii) professional fees and expenses incurred in connection with, or as a result of, any extraordinary losses or charges);
(e)    other non-cash charges for such period (including impairment charges of fixed and/or intangible assets), other than non-cash charges resulting from marked-to-market adjustments of securities positions made in the ordinary course of business, in each case, determined on a consolidated basis in accordance with GAAP;
(f)    costs and expenses incurred during such period as a result of any acquisition (other than in the ordinary course of business), investment (other than (i) an intercompany investment and (ii) any investments made in the ordinary course of business) or asset sales permitted hereunder (in each case, whether or not consummated);
(g)    non-cash expenses and costs, or any amortization or write-off thereof for such period, that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements;

(h)    costs, charges and expenses, or any amortization or write-off thereof for such period, related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), in each case, outside the ordinary course of business and any amendment or other modification of Indebtedness;
(i)    to the extent actually reimbursed in cash, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with (i) the acquisition of all or substantially all of the property of any Person or all or substantially all of any business or division of any Person, (ii) acquisition of 100% of the Equity Interests of any Person or (iii) the merger or consolidation or any other combination with any Person;
(j)    to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events;
(k)    losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
(l)    losses, charges and expenses directly attributable to discontinued operations but only in respect of the period in which such operations were classified as discontinued in accordance with GAAP;
(m)    the amount of any minority interest expense deducted from subsidiary income attributable to minority equity interests of third Persons in any non-Wholly Owned Restricted Subsidiary;
(n)    non-cash losses attributable to the marked-to-market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such loss has not been realized) (other than those entered into in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging;
(o)    losses relating to amounts paid in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries) that have been reflected in Consolidated Net Income for such period;
(p)    gains relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries) associated with transactions realized in the current period that have been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (2)(i) and (2)(j) below;
(q)    Pro Forma Cost Savings in an aggregate amount not to exceed (not counting for purposes of applying this limitation, amounts pursuant to this clause (q) (I) that are permitted to be made in accordance with Article 11 of Regulation S-X or (II) with respect to the Transactions), 25% of Consolidated EBITDA (calculated prior to giving effect to the addback of such Pro Forma Cost Savings) for the applicable period; and
(r)    in connection with acquisitions of Foreign Subsidiaries, expenses recognized on conversion from International Financial Reporting Standards to GAAP for items capitalized under International Financial Reporting Standards but expensed under GAAP;

minus
(2)    without duplication and to the extent already included in determining such Consolidated Net Income, the sum of the following amounts for such period:
(a)    extraordinary, non-recurring or one-time gains for such period (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, extraordinary gains on the sales of assets outside of the ordinary course of business);
(b)    income tax benefits (to the extent not netted from income tax expense);
(c)    other non-cash income and non-cash gains for such period, other than (i) non-cash gains resulting from marked-to-market adjustments of securities positions made in the ordinary course of business and (ii) non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period, all determined on a consolidated basis in accordance with GAAP;
(d)    gains as a result of any acquisition (other than in the ordinary course of business), investment (other than (i) an intercompany investment and (ii) any investments made in the ordinary course of business) or asset sales permitted hereunder (in each case, whether or not consummated);
(e)    non-cash gains, or any amortization or write-off thereof for such period, that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements;
(f)    gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
(g)    all income and gains for such period directly attributed to discontinued operations but only in respect of the period in which such operations were classified as discontinued in accordance with GAAP;
(h)    gains, or any amortization or write-off thereof for such period, related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), in each case, outside the ordinary course of business and any amendment or other modification of Indebtedness;
(i)    non-cash gains attributable to the marked-to-market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such gain has not been realized) (other than any hedging obligations or other derivative instruments entered into in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging;
(j)    gains relating to amounts received in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries) that have been reflected in Consolidated Net Income for such period; and
(k)    losses relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of the Issuer and its Subsidiaries)

associated with transactions realized in the current period that have been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (1)(o) and (1)(p) above, in each case, as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in accordance with GAAP and to the extent not in respect of any amounts attributable to an entity that issues or otherwise has outstanding any Trading Debt or Guarantee thereof.
“Consolidated First Lien Secured Leverage Ratio” means, with respect to any specified Person, at any date of determination, the ratio of (x) Consolidated Indebtedness of such Person outstanding as of such date that is secured by a Lien on the Collateral as of such date that ranks pari passu with the Lien securing the First Lien Obligations to (y) Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters of such Person; provided that Consolidated EBITDA of such Person will be calculated in the manner contemplated by, and subject to the adjustments provided in, the definition of “Fixed Charge Coverage Ratio.”
“Consolidated Indebtedness” means an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on such date (to the extent such Indebtedness would be included on a balance sheet prepared in accordance with GAAP), (ii) the aggregate principal amount of all debt obligations of the Issuer and its Restricted Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of the Issuer or any of its Restricted Subsidiaries and (iv) the aggregate amount of all Guarantees of the Issuer and its Restricted Subsidiaries in respect of Indebtedness of third Persons of the type described in preceding clauses (i) through (iii), in each case, calculated on a consolidated basis for the Issuer and its Restricted Subsidiaries; provided, however, that “Consolidated Indebtedness” shall exclude all Trading Debt and Guarantees in respect of Trading Debt.
“Consolidated Interest Expense” means, with respect to any specified Person for any period, the total consolidated interest expense of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:
(1)    imputed interest (reasonably determined by the Issuer in accordance with GAAP) on Capital Lease Obligations of the Issuer and its Restricted Subsidiaries for such period;
(2)    commissions, discounts and other fees and charges owed by the Issuer or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;
(3)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Issuer or any of its Restricted Subsidiaries for such period;
(4)    cash contributions to any employee stock ownership plan or similar trust made by the Issuer or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer or any of its Wholly Owned Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;
(5)    all interest paid or payable with respect to discontinued operations of the Issuer or any of its Restricted Subsidiaries for such period; and
(6)    all interest on any Indebtedness of the Issuer or any of its Restricted Subsidiaries of the type described in clause (h) or (i) of the definition of “Indebtedness” for such period;
provided that (a) debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense, (b) all interest on (or associated with) any Trading Debt shall be excluded from the calculation of Consolidated Interest Expense and (c) Consolidated Interest Expense

shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.
“Consolidated Net Income” means, with respect to any specified Person for any period, the consolidated net income (or deficit) of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (i) extraordinary items for such period, (ii) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (iii) in the case of any period that includes a period ending prior to the date that is one (1) year after the Completion Date, Transaction Costs, (iv) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with the Transactions, any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Completion Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (v) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments (other than any income (loss) attributable to Trading Debt or hedging agreements or other derivative instruments entered into in the ordinary course of the trading business of the Issuer and its Restricted Subsidiaries), (vi) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (vii) non-cash stock-based award compensation expenses, (viii) any income (loss) attributable to deferred compensation plans or trusts and (ix) any income (loss) from Investments recorded using the equity method. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries), as a result of any acquisition consummated prior to the Completion Date and any acquisition permitted by this Indenture or the amortization or write-off of any amounts thereof. In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.
“Consolidated Secured Leverage Ratio” means, with respect to any specified Person, at any date of determination, the ratio of (x) Consolidated Indebtedness of such Person outstanding as of such date that is secured by a Lien on the Collateral as of such date to (y) Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters of such Person; provided that Consolidated EBITDA of such Person will be calculated in the manner contemplated by, and subject to the adjustments provided in, the definition of “Fixed Charge Coverage Ratio.”
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Issuer and its Restricted Subsidiaries is internally available (determined after giving pro forma effect to any acquisitions or dispositions of assets since the date of such fiscal quarter end and on or prior to such date of determination), calculated on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agent” means the “Control Agent” under and as defined in the Intercreditor Agreement.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 or such other address as to which the Trustee may give notice to the Issuer.
“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued as an Initial Note or in accordance with Section 2.06, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate of a Responsible Officer of the Issuer, which sets forth the basis of such valuation.
“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable or exercisable, in each case, at the option of the holder of the Capital Stock) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature, other than as a result of a change of control or asset sale event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Obligations that are accrued and payable; provided that, if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any of its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. In addition, only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock. Notwithstanding the foregoing, the Issuer may designate any series of preferred stock issued by the Issuer as Disqualified Stock in an Officer’s Certificate delivered to the Trustee at the time of the issuance of such preferred stock.
“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States, any state thereof or the District of Columbia.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system of the SEC, or any successor system thereto.
“Electronic Means” means the following communications methods: e-mail or secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or Collateral Agent, or another method or system specified by the Trustee or Collateral Agent, as available for use in connection with its services hereunder.

“Eligible Escrow Investments” means (1) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” by S&P and “Aaa” if rated by Moody’s, including any mutual fund for which the Escrow Agent or its affiliate serves as investment manager, administrator, shareholder servicing agent, and/or custodian, (2) U.S. dollar denominated deposit accounts with domestic national or commercial banks, including the Escrow Agent or an affiliate of the Escrow Agent, that have short term issuer rating on the date of purchase of “A-1+” or “A-1” by S&P or “Prime-1” or better by Moody’s and maturing no more than 360 days after the date of purchase and (3) such other short-term liquid investments in which the Escrowed Funds may be invested in accordance with the Escrow Agreement.
“Equity Interests” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or, if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of property, of such partnership, whether outstanding on the date hereof or issued on or after the Completion Date, but excluding debt securities convertible or exchangeable into such equity.
“Equity Offering” means, with respect to any Person, an offer and sale of Capital Stock (other than Disqualified Stock) of such Person or a contribution to the common equity of such Person. Notwithstanding the foregoing, the term “Equity Offering” shall not include (1) any issuance and sale with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 or (2) any issuance and sale of common stock to any Subsidiary of the Issuer.
“Equivalent Regulated Subsidiary” means (1) any Restricted Subsidiary of the Issuer substantially all of whose business and operations are substantially similar to some or all of the business and operations of a Broker-Dealer Subsidiary or (2) any Restricted Subsidiary that is an operating regulated entity or licensed mortgage Restricted Subsidiary, as applicable, in each case, that is existing as of the Completion Date.
“Escrow Account” means, concurrently with the closing of the offering of the Notes, one or more accounts established by the Escrow Agent into which the gross proceeds of the offering of the Notes are deposited pending satisfaction of certain conditions set forth in the Escrow Agreement.
“Escrow Agent” means The Bank of New York Mellon, in its capacity as escrow agent pursuant to the Escrow Agreement.
“Escrow Agreement” means that certain Escrow Agreement, dated as of the Issue Date, among the Escrow Issuer, the Trustee and the Escrow Agent.
“Escrow End Date” means October 20, 2025.
“Escrowed Funds” means an amount equal to the gross proceeds of this offering of Notes, collectively with any other property from time to time held by the Escrow Agent for the benefit of the Holders.
“Escrow Issuer” means StoneX Escrow Issuer LLC, a Delaware limited liability company and a direct subsidiary of the Issuer, and not any of such entity’s Subsidiaries or Affiliates.
“Escrow Merger” shall have the meaning assigned to such term in the recitals hereto.
“Escrow Release” means release by the Escrow Agent of the Escrowed Funds to or at the direction of the Escrow Issuer.
“Escrow Release Conditions” means (i) (a) the Acquisition will be consummated substantially concurrently with the Escrow Release and (b) the Escrowed Funds will be used substantially concurrently with such release to consummate, or in connection with the financing of, the Acquisition, the refinancing of outstanding indebtedness and the payment of fees and expenses in connection therewith and in connection with the offering of Notes, as further described in the Offering Memorandum; (ii) except to the extent not required to become a Guarantor on the Escrow Release Date as set forth in Section 11.01, the Issuer and the Guarantors shall have, by supplemental indenture, effective upon the Escrow Release Date, become, or substantially concurrently with the release of the Escrowed Funds shall become, parties to this Indenture and the other applicable transaction documents; and (iii) substantially concurrently with the Escrow Release, (a) the Escrow Merger will be consummated and (b) the Issuer shall assume all of the obligations of the Escrow Issuer, including those under the Notes, this Indenture and the purchase agreement relating to the Notes.
“Escrow Release Date” means, on or prior to the Escrow End Date, the date upon which the Escrow Issuer directs the Escrow Agent to release the Escrowed Funds.
“Escrow Release Officer’s Certificate” means an Officer’s Certificate certifying that substantially concurrently with the release of the Escrowed Funds from the Escrow Account, the Escrow Release Conditions shall have been satisfied.
“Euroclear” means Euroclear Bank S.A./N.V.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange and Clearing Operations” means the business relating to exchange and clearing, depository and settlement of operations conducted by the Issuer or any Restricted Subsidiary.
“Excluded Equity Interests” means (1) Equity Interests of any Person (other than the Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary), to the extent not permitted by the terms of such Person’s organizational or joint venture documents (provided that such restriction was in existence prior to the acquisition, and not entered into in contemplation of the acquisition, of such Equity Interests (other than any customary restriction in respect of the Equity Interests of any such Person that is a joint venture)) to be pledged, (2) [reserved], (3) any Equity Interests of any direct Foreign Subsidiary of StoneX (Netherlands) B.V., (4) any Equity Interest with respect to which the Issuer shall have provided to the Trustee an Officer’s Certificate to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Issuer and its Restricted Subsidiaries (other than on account of any taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been reasonably determined by the Issuer to be material to the Issuer and its Restricted Subsidiaries and are excessive in view of the benefits to be obtained by the secured parties therefrom, (5) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect and (6) Equity Interests owned by any Foreign Subsidiary and any other Equity Interest that, in each case, the Issuer and the Senior Credit Facility Agent shall have agreed in writing to treat as excluded from the collateral securing obligations under the Revolving Credit Facility on account of the cost of pledging such Equity Interest thereunder (including any adverse tax consequences to the Issuer and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the secured parties therefrom and for so long as such property is excluded from the collateral securing obligations under the Senior Credit Facilities and such determination shall be communicated in writing to the Collateral Agent by the Issuer or the Senior Credit Facility Agent; provided, further, that so long as the Existing Notes are outstanding, Excluded Equity Interests shall include any asset that constitutes “Excluded Equity Interests” under the indenture governing the Existing Notes.
“Excluded Net Proceeds” means Net Proceeds from any Asset Sale in respect of (x) any Foreign Restricted Subsidiary or Excluded Regulated Subsidiary to the extent such Net Proceeds are required pursuant to Requirements of Law (other than pursuant to such Restricted Subsidiary’s organizational documents) to be used to assure compliance with capital requirements applicable to such Restricted Subsidiary; provided that, at such time as such Net Proceeds are no longer needed to assure compliance with such capital requirements, such Net Proceeds shall not constitute Excluded Net Proceeds or (y) any non-Wholly Owned Restricted Subsidiary to the extent that such Net Proceeds are required to be distributed (and have been distributed) to the shareholders of such Restricted Subsidiary who are not the Issuer or any Restricted Subsidiary thereof in compliance with Section 4.07.
“Excluded Property” means:
(1)    any fee-owned real property and all leasehold interests in real property;
(2)    any lease, license, contract or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach of or a default under, or creates an enforceable right of termination in favor of any party (other than the Issuer, any Guarantor or any of their respective Subsidiaries) to, such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Requirements of Law); provided that, to the extent severable, the security interest of the Collateral Agent shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any proceeds of such lease, license, contract or agreement;
(3)    any motor vehicle or other asset covered by a certificate of title or ownership, the perfection of which is excluded by the UCC in the relevant jurisdiction;
(4)    any asset owned by the Issuer or a Guarantor that is subject to a Lien of the type permitted by clause (9), (12) or (13) of the definition of “Permitted Liens,” in each case, if, to the extent and for so long as the grant of a Lien thereon to secure the secured obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than the Issuer, any Guarantor or any of their respective Subsidiaries) to, any agreement pursuant to which such Lien has been created; provided that the security interest of the Collateral Agent shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any Requirements of Law;
(5)    any asset owned by any Guarantor with respect to which the Issuer shall have provided to the Collateral Agent an Officer’s Certificate to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the creation of such security interest in such asset to secure the Second Lien Obligations would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Issuer and its Restricted Subsidiaries (other than on account of any taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens under the Indenture) that shall have been reasonably determined by the Issuer to be material to the Issuer and its Restricted Subsidiaries and are excessive in view of the benefits to the obtained by the secured parties therefrom;
(6)    any asset if, to the extent and for so long as the grant of such security interest in such asset to secure the Obligations under the Indenture Documents is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that the security interest of the Collateral Agent shall attach immediately to such asset at such time as such prohibition ceases to be in effect;
(7)    any asset owned by any Guarantor that the Issuer and the Senior Credit Facility Agent shall have agreed in writing to exclude from the collateral securing the obligations under the Revolving Credit Facility on account of the cost of creating a security interest in such asset thereunder (including any adverse tax consequences to the Issuer and its Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the applicable secured parties therefrom and for so long as such property is excluded from the collateral securing obligations under the Revolving Credit Facility and such determination shall be communicated in writing to the Collateral Agent by the Issuer or the Senior Credit Facility Agent;
(8)    any intent-to-use trademark applications filed in the United States Patent and Trademark Office, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act of 1946, as amended, with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(9)    any intellectual property rights in respect of which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office;
(10)    any deposit accounts established solely for the purpose of funding payroll, payroll taxes, withholding tax, employee wage and benefit payments and other tax and employee fiduciary accounts;
(11)    the assets and property of any Specified Guarantor (other than the Equity Interests of any direct Subsidiary of such Specified Guarantor (other than Excluded Equity Interests) and proceeds thereof);
(12)    the Excluded Equity Interests; and
(13)    any assets of StoneX (Netherlands) B.V.
provided, that “Excluded Property” shall not include any proceeds, substitutions or replacements of any of the foregoing (unless such proceeds, substitutions or replacements would constitute property referred to in clauses (1) through (13) above); provided, further, that, notwithstanding anything to the contrary in the foregoing, no property or assets shall constitute “Excluded Property” to the extent such property or assets secure any First Lien Obligations; provided, further, that so long as the Existing Notes are outstanding, Excluded Property shall include any assets that constitute “Excluded Property” under the indenture governing the Existing Notes.
“Excluded Regulated Subsidiary” means any Restricted Subsidiary of the Issuer that is (a) a Broker-Dealer Subsidiary or a Restricted Subsidiary of a Broker-Dealer Subsidiary or (b) another Restricted Subsidiary of the Issuer that is subject to regulation by any Regulatory Supervising Organization, in each case, in respect of which the guaranteeing by such Restricted Subsidiary of the Obligations under the Indenture Documents could, in the good faith judgment of the Issuer, reasonably be expected to result in adverse regulatory effects to such Restricted Subsidiary or impair the conduct of the business of such Restricted Subsidiary, provided that any Subsidiary of the Company that guarantees any First Lien Obligations, including Indebtedness under the Revolving Credit Facility, shall not be deemed to be an Excluded Regulated Subsidiary for purposes of this definition.
“Existing Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries (other than any Trading Debt and any Indebtedness under the Notes, the Existing Notes, the Revolving Credit Facility and Guarantees of any of the foregoing in existence on the Completion Date, until such amounts are repaid.
“Existing Notes” means the Issuer’s outstanding 7.875% Senior Secured Notes due 2031.
“Existing Notes Issue Date” means March 1, 2024 (the original issue date of the Existing Notes).
“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing arm’s-length buyer and a willing arm’s-length seller in a transaction would agree to purchase and sell such asset, as determined in good faith by a Responsible Officer of the Issuer or, if such Fair

Market Value is above $50,000,000, the Board of Directors of the Issuer or a committee thereof pursuant to a delegation of authority by such Board of Directors of the Issuer.
“First Lien Agent” means the administrative agent under the Revolving Credit Facility.
“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including the First Lien Lenders, the First Lien Agent, any Cash Management Bank, any Hedge Bank, the Control Agent, the L/C Issuer and any other agent under the Revolving Credit Facility.
“First Lien Collateral Documents” means, collectively, the Security Agreement (as defined in the Revolving Credit Facility) and each other security document, mortgage, collateral assignment, deed of trust, security agreement, pledge agreement or similar agreement as may be executed and delivered by any Grantor and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the First Lien Agent for the benefit of the First Lien Claimholders.
“First Lien Guaranty” means any of the following (i) the guaranty by the Guarantors provided pursuant to the Guaranty Agreement (as defined in the Revolving Credit Facility) and (ii) any other guaranty executed by one of more Persons in favor of the First Lien Agent for the benefit of the First Lien Claimholders under which such Persons guarantee payment and performance of the First Lien Obligations.
“First Lien Lender Counterparty” means each counterparty to a Hedging Agreement if (i) at the date of entering into such Hedging Agreement, such counterparty was (x) an agent, a lender or an Affiliate of an agent or lender, in each case, under a Senior Credit Facility or (y) a Hedge Bank (as defined in the Revolving Credit Facility as in effect on the Completion Date) and (ii) such counterparty complied with the terms applicable to it under a Senior Credit Facility.
“First Lien Lenders” means the “Lenders” under and as defined in the Revolving Credit Facility.
“First Lien Loan Documents” means any Senior Credit Facility and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (including each Hedging Agreement with any First Lien Lender Counterparty), and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Intercreditor Agreement.
“First Lien Obligations” means all Obligations outstanding under (i) the Revolving Credit Facility, (ii) the other First Lien Loan Documents, (iii) any Secured Hedge Agreements, (iv) any Secured Cash Management Agreement and (v) the First Lien Guaranty; provided that the aggregate principal amount, without duplication, of any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments or other obligations (excluding, in any event, Obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) provided for under the Revolving Credit Facility or any other First Lien Loan Document (or any Refinancing thereof) in excess of the Maximum First Lien Indebtedness Amount and any interest or fees accrued thereon shall not constitute First Lien Obligations for purposes of the Intercreditor Agreement. Subject to the proviso of this definition, “First Lien Obligations” shall include (x) all interest (including default interest) accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rates specified in the relevant First Lien Loan Document and (y) all fees, expenses, indemnities and other amounts incurred in connection with the First Lien Loan Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding, and irrespective of whether any claim for such interest, fees, expenses, indemnities and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding. In addition, all Indebtedness incurred under Section 4.09(b)(1) shall be deemed to constitute “First Lien Obligations.”

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness or such issuance, repurchase or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the applicable four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the applicable four-quarter reference period;
(2)    the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire four-quarter period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of twelve (12) months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; and
(2)    the sum of all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer,

in each case, determined on a consolidated basis in accordance with GAAP.
“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Restricted Subsidiary.
“Foreign Subsidiary” means a Subsidiary of the Issuer that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(d)(3).
“Government Securities” means securities that are:
(1)    direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, self-regulatory organization (including Financial Industry Regulatory Authority, Inc. (“FINRA”) and any comparable foreign equivalent thereof), exchange, instrumentality or regulatory body or any subdivision thereof (including the SEC and any comparable foreign equivalent thereof) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any government or any court, in each case, whether associated with a state of the United States, the United States or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantors” means the Issuer and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Collateral Document.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any

Indebtedness (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means any Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedge Bank” means any Person that is a First Lien Lender Counterparty holding a Permitted Lien described in clause (19) of the definition thereof.
“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer any of its Subsidiaries shall be a Hedging Agreement.
“Hedging Obligations” means obligations under or with respect to Hedging Agreements.
“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in insolvency proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.
“Holder” means a Person in whose name a Note is registered.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.
“Indebtedness” means, with respect to any specified Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of such Person’s business or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and (ii) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP), (c) all debt obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and synthetic lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Stock of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that the amount of any such obligation shall be limited to the lesser of the stated amount thereof and the fair market value of such property) and (j) all Hedging Obligations of such person, valued at the Hedging Termination Value thereof; provided that the term “Indebtedness” shall not include (A) accrued expenses arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) payments and obligations with respect to deferred employee compensation, stock appreciation rights and similar obligations and (D) agreements providing for indemnification, for the adjustment of purchase price or for similar adjustments in connection with an acquisition, Investment or disposition permitted by this Indenture. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), other than to the extent that the instrument or agreement evidencing such terms of such Indebtedness expressly limits the liability of such Person in respect thereof. For purposes of the definition of “Indebtedness,” a change to GAAP that results in an Obligation existing at the time of such change, not previously classified as Indebtedness under GAAP immediately prior to such change, becoming Indebtedness or that results in a liability for all or part of such obligation having to be recognized as Indebtedness under GAAP after giving effect to such change, will be deemed thereafter to not constitute Indebtedness.
Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness, and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.
“Indenture” means this Indenture, as amended, restated, supplemented or otherwise modified from time to time.
“Indenture Documents” means this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement.
“Initial Notes” has the meaning assigned to such term in the recitals to this Indenture and includes any Notes issued in replacement or substitution therefor in accordance with the provisions of this Indenture.
“Insolvency Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Insolvency or Liquidation Proceeding” means, with respect to any Person, any case or proceeding resulting from (i) the commencement of a voluntary case or proceeding by such Person under any Insolvency Law, (ii) such Person commencing (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person, (iii) the commencement of a proceeding of the type set forth in clauses (i) or (ii) above against such Person by any other Person, (iv) the adjudication of such Person as insolvent or bankrupt, (v) any order of relief or other order approving any such case or proceeding is entered or (vi) such Person’s making of a general assignment for the benefit of creditors or generally failing to pay its debts as such debts become due.
“Institutional Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.
“Intercreditor Agreement” means the Initial Intercreditor Agreement, dated as of March 1, 2024, by and among the Issuer, certain of its Subsidiaries party thereto from time to time, Bank of America, N.A., as First Lien Agent and Control Agent, and the Collateral Agent, as second lien agent, as supplemented by Supplement No. 1 to Intercreditor Agreement, dated as of the Completion Date, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Investment Grade Rating” means a rating of Baa3 or better by Moody’s, BBB- or better by S&P and an equivalent rating by a Substitute Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, endorsements of negotiable instruments and documents, loans and advances to customers and future, present or former officers and employees made in the ordinary course of business (including for travel, entertainment and relocation)), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, but excluding capital expenditures. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means July 8, 2025.
“Issuer” means for all purposes of this Indenture, unless the context otherwise requires, (i) prior to the Escrow Merger on the Escrow Release Date, the Escrow Issuer, and (ii) on and after the Escrow Merger on the Escrow Release Date, StoneX Group Inc., a Delaware corporation, or any successor entity thereto.
“L/C Issuer” means any L/C Issuer under and as defined in the Revolving Credit Facility.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Material Indebtedness” means any Indebtedness (other than the Notes) or Hedging Obligations of the Issuer or any Restricted Subsidiary in an aggregate outstanding principal amount of $50,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations at any time shall be the Hedging Termination Value thereof at such time.
“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Issuer most recently ended, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Issuer for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of the Issuer most recently ended, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Issuer for such quarter.
“Maximum First Lien Indebtedness Amount” means, (i) for so long as the Intercreditor Agreement (as in effect on the Completion Date) is in effect, as of any date of determination, an amount equal to the sum of (a) the maximum aggregate principal amount of Indebtedness that may be incurred under Section 4.09(b)(1) of the indenture governing the Existing Notes (as in effect on March 1, 2024) on such date of determination plus (b) 10.0% of the amount determined under clause (i)(a) above on such date of determination, and (ii) to the extent the Intercreditor Agreement has been terminated or replaced or modified, such amount (if any) as may be amended as described under Article 9.
“Maximum Second Lien Indebtedness Amount” means, (i) for so long as the Intercreditor Agreement (as in effect on the Completion Date) is in effect, as of any date of determination, with respect to Second Lien Obligations, an amount equal to the remainder of (a) an amount equal to the greater of (i) $632,500,000 and (ii) an amount equal to the product of 2.25 times the amount of Consolidated EBITDA (as such term is defined in the indenture governing the Existing Notes (as in effect on March 1, 2024)) of the Issuer for the most recently ended period of four full fiscal quarters of the Issuer for which internal financial statements are available, minus (b), the sum of all principal payments (including voluntary and mandatory prepayments) made with respect to the Second Lien Obligations (as such term is currently defined in the Intercreditor Agreement) prior to such date of determination; provided, that no payment of principal of any Second Lien Obligations made with the proceeds of Indebtedness incurred under Permitted Refinancing Documents (as defined in the Intercreditor Agreement) that Refinances any such Second Lien Obligations shall constitute “principal payments” for purposes of clause (i) of this definition; and (ii) to the extent the Intercreditor Agreement has been terminated or replaced or modified, such amount (if any) as may be amended as described under Article 9.
“Merger Agreement” means that Agreement and Plan of Merger, dated as of April 13, 2025, by and among the Issuer, RTS Merger Sub Inc., a Delaware corporation (“RTS”) and wholly owned subsidiary of the Issuer, RJO, and Westmoor Trail Partners LLC, a Delaware limited liability company, in its capacity as representative of the equityholders as set forth therein, as amended, modified and supplemented from time to time.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Mortgages” means each mortgage, deed of trust, deed to secure debt or similar document under which any Lien on real property owned by the Issuer or any Guarantor or any other Collateral secured by and described in such mortgage, deed of trust, deed to secure debt or similar document is granted to secure any Obligations under the Indenture Documents or under which rights or remedies with respect to any such Liens are governed.
“Net Proceeds” means, in each case net of, without duplication, any applicable taxes that are paid or payable as reasonably determined by the Issuer (provided that, to the extent such taxes that are determined by the Issuer as payable are not paid by the time such taxes are required to be paid, such unpaid amounts shall constitute Net Proceeds):
(1)    with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by the Issuer or any Restricted Subsidiary (including cash proceeds subsequently received (as and when received by the Issuer or any Restricted Subsidiary) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Issuer’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by the Issuer or any Restricted Subsidiary associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money and that are either secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Indenture Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties) or otherwise required to be repaid (and is actually repaid) pursuant to any mandatory prepayment requirements or otherwise, but excluding Indebtedness under the Indenture Documents and the First Lien Loan Documents; and
(2)    with respect to any (i) issuance of Indebtedness, (ii) issuance or sale of Equity Interests by any Restricted Subsidiary of the Issuer (other than to the Issuer or any Restricted Subsidiary thereof) or (iii) the sale or issuance of Capital Stock of the Issuer (other than Disqualified Stock) (other than to a Restricted Subsidiary of the Issuer), the cash proceeds thereof received by the Issuer or any Restricted Subsidiary, in each case, net of reasonable and customary fees and expenses (including legal, accounting and other professional and transaction fees and expenses and brokers’ fees and expenses, commissions, costs and other expenses incurred in connection therewith).
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;
(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under this Indenture and the Notes pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to such term in the recitals to this Indenture and includes any Notes issued in replacement or substitution therefor in accordance with the provisions of this Indenture. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Notes Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including, for the avoidance of doubt, any Post-Petition Interest.
“Offering Memorandum” means the final offering memorandum, dated June 23, 2025, relating to the offering and sale of the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer, the General Counsel, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary, any Vice President or Manager of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer or a Guarantor, as applicable, by an Officer thereof (or, if applicable, of the managing or sole member of the Issuer or such Guarantor), that meets the requirements of Section 13.03.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 13.03 and is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or any Subsidiary of the Issuer.
“Parent Letter” means a letter to the Escrow Issuer dated as of the date hereof, pursuant to which the Issuer has agreed to pay the Escrow Issuer (or otherwise deposit into the Escrow Account) an amount necessary to fund the accrued and unpaid interest on the Notes, if and when due, from the Issue Date to, but excluding, the Special Mandatory Redemption Date (as defined herein), such amount which when taken together with the Escrowed Funds (as defined herein), would be sufficient to fund a Special Mandatory Redemption of the Notes on the latest possible Special Mandatory Redemption Date solely to the extent such event were to occur.
“Pari Passu Indebtedness” means Indebtedness (x) of the Issuer which ranks equally in right of payment to the Notes or (y) of any Guarantor if such Indebtedness ranks equally in right of payment to the Note Guarantees.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets for a combination of Related Business Assets and cash and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash and Cash Equivalents received must be applied in accordance with Section 4.10.
“Permitted Business” means businesses which are the same, similar, ancillary, complementary or reasonably related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Completion Date (or which are reasonable extensions thereof).
“Permitted Facilities” means, collectively, (a) Permitted Margin Facilities, (b) credit facilities entered into by the Issuer or any of its Restricted Subsidiaries to finance the purchase of metal warrants, metal leases as lessee or lessor or other trading assets in the ordinary course of business; provided that any Indebtedness incurred thereunder by the Issuer or any of its Restricted Subsidiaries that is not a Specified Subsidiary shall be unsecured, (c) Permitted Repos, (d) the StoneX Financial Margin Facility; provided that any borrowings thereunder are used by StoneX Financial for short-term funding of margin to commodity exchanges and (e) the StoneX Commodity Facility; provided that any borrowings thereunder are used by StoneX Commodity for financing traditional commodity financing arrangements and commodity repurchase agreements.

“Permitted Investments” means:
(1)    extensions of trade credit in the ordinary course of business;
(2)    (i) acquisition by the Issuer or any Restricted Subsidiary of accounts receivable owing to any one of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms and (ii) Investments by the Issuer or any Restricted Subsidiary, including Investments permitted under U.S. Commodity Futures Trading Commission Rule 1.25, in cash and Cash Equivalents (and other Investments in the ordinary course of a broker-dealer business);
(3)    (i) loans and advances to directors, officers and employees of the Issuer or its Restricted Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses), (ii) in connection with such Person’s purchase of Equity Interests of the Issuer and (iii) other loans and advances to employees of the Issuer or its Restricted Subsidiaries in an aggregate amount for the Issuer and its Restricted Subsidiaries not to exceed the greater of (x) $15,000,000 and (y) 0.04125% of Consolidated Total Assets at any one time outstanding (determined without regard to any write-downs or write-offs of such loans); provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, as amended, shall be permitted hereunder;
(4)    (i) Investments by the Issuer or any of its Restricted Subsidiaries in the Issuer or any of its Restricted Subsidiaries, (ii) Investments in a Person, if as a result of such Investment such Person becomes a Restricted Subsidiary of the Issuer or such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary and (iii) intercompany Investments existing on the Completion Date and any refinancings, refundings, renewals or extensions thereof so long as the amount of the original Investment is not increased except by the express terms of such Investment (as in effect on the Completion Date) or as otherwise may constitute a Permitted Investment or is permitted by Section 4.07; provided that each such intercompany Investment in the form of a loan or other advance shall be evidenced by an intercompany note and, if held by the Issuer or any Guarantor, shall be pledged and delivered to the Collateral Agent pursuant to the applicable Collateral Documents;
(5)    Investments consisting of extensions of credit entered into or made or that are received in the ordinary course of business and Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in satisfaction or partial satisfaction of delinquent obligations of, or other disputes with, account debtors, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(6)    Investments existing on, or pursuant to agreements existing on, the Completion Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the Investment obligations under such an agreement is not increased except by the express terms of such agreement (as in effect on the Completion Date);
(7)    Investments represented by Hedging Obligations permitted by Section 4.09;
(8)    Investments made as a result of the receipt of non-cash consideration from (x) an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided that such Investments shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Collateral or (y) dispositions of assets not constituting an Asset Sale;
(9)    Investments in the ordinary course of business consisting of Article 3 of the UCC endorsements for collection or deposit and Article 4 of the UCC customary trade arrangements with customers consistent with past practices;

(10)    advances of payroll, payments to employees of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(11)    Investments of the type reflected on the financial statements of the Issuer and its Restricted Subsidiaries as included in reports on Form 10-K and Form 10-Q as filed with the SEC as “Deferred Compensation Investments” and on a basis consistent with past practice;
(12)    Investments (i) in the ordinary course of business arising under arrangements in connection with the participation in or through any clearing system or investment, commodities or stock exchange where the Investment arises under the rules, normal procedures, agreements or legislation governing trading on or through such system or exchange or (ii) made or acquired in the ordinary course trading activities of any Excluded Regulated Subsidiary, including, for the avoidance of doubt, (x) Permitted Repos, (y) Investments in equity and debt securities issued by third Persons acquired by the Issuer or any of its Restricted Subsidiaries as dealers in the ordinary course of their businesses and (z) Investments made with Segregated Funds and other customer funds to the extent such Investments are made in accordance with the Issuer’s approved investment policies for Segregated Funds and such customer funds;
(13)    purchases or repurchases of the Notes or Pari Passu Indebtedness;
(14)    other Investments in an aggregate amount not to exceed the greater of (x) $235,000,000 and (y) 0.6250% of Consolidated Total Assets;
(15)    non-cash Investments in connection with tax planning and reorganization activities; provided that such Investments in the aggregate shall not result in a material reduction in the Collateral;
(16)    Investments in market structure companies, including securities exchanges, venues and clearing firms, that are Permitted Businesses; provided that the aggregate amount of Investments at any one time outstanding under this clause (16) in each such market structure company shall not to exceed the greater of (x) $30,000,000 and (y) 0.0850% of Consolidated Total Assets;
(17)    one or more Investments in Permitted Joint Ventures in the aggregate amount which, when taken together with all other Investments made pursuant to this clause (17), does not exceed the greater of (x) $30,000,000 and (y) 0.0850% of Consolidated Total Assets as of the date any such Investment is made; and
(18)    Investments made in connection with the Transactions.
“Permitted Joint Venture” means a Person owned 50% or less by the Issuer and/or any of its Restricted Subsidiaries (solely to the extent such Person is engaged in a Permitted Business).
“Permitted Liens” means:
(1)    Liens that secure Indebtedness and other Obligations incurred pursuant to clause (1) or clause (7)(a) of the definition of “Permitted Debt”; provided that such Liens are subject to the Intercreditor Agreement;
(2)    Liens for taxes, assessments or governmental charges or claims that are (i) not yet due, (ii) that are being contested in good faith by appropriate proceedings, (iii) that are not at the time delinquent or thereafter can be paid without penalty or (iv) the failure of which would not reasonably be expected to have a material adverse effect; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in accordance with GAAP;

(3)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other similar Liens, in each case, arising in the ordinary course of business that secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(4)    (i) pledges or deposits in connection with workers’ compensation, unemployment insurance, old age pensions and other social security or retirement legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any of its Restricted Subsidiaries;
(5)    Liens incurred or deposits made to secure the performance of bids, trade and governmental contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case, incurred in the ordinary course of business (in each case, exclusive of obligations for the payment of Indebtedness);
(6)    (i) easements, rights-of-way, restrictions, covenants, reservations, zoning ordinances, building restrictions, encroachments, licenses, sewers, electric lines, telegraph and telephone lines, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, and (ii) such other title or survey matters as the Trustee has approved in its reasonable discretion (acting at the direction of Holders of more than 50% in aggregate principal amount of the then outstanding Notes);
(7)    Liens existing on the Completion Date (other than any Liens securing the Existing Notes, any Senior Credit Facility outstanding on the Completion Date or any guarantees in respect thereof, or the Notes issued on the Issue Date and (to the extent applicable) assumed by the Issuer on the Completion Date and the Note Guarantees in respect thereof) and any modifications, replacements, renewals or extensions thereof; provided that (i) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) After-Acquired Property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof and (ii) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are, if Indebtedness, permitted under Section 4.09 or, if not Indebtedness, not prohibited under this Indenture;
(8)    Liens to secure any Permitted Refinancing Indebtedness incurred under clause (23) of the definition of “Permitted Debt” that refinances Indebtedness that was previously secured; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that amount outstanding at the time of such refinancing plus an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge and (ii) does not encumber any property other than the property subject thereto on the Completion Date (other than After-Acquired Property that is related to the property covered by such Lien on the Completion Date and proceeds and products of such property);
(9)    Liens securing Permitted Debt described in clause (8) of the definition thereof; provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and After-Acquired Property that is related to the property covered by such Lien and the proceeds and the products thereof; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(10)    Liens created for the benefit of (or to secure) the Notes issued on the Issue Date and (to the extent applicable) assumed by the Issuer on the Completion Date and the Note Guarantees in respect thereof (but excluding any Additional Notes);
(11)    any interest or title of a lessor under any lease entered into by the Issuer or any of its Restricted Subsidiaries covering only the assets so leased;
(12)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
(13)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;
(14)    Liens securing Trading Debt incurred by any Specified Subsidiary; provided that any Liens securing Trading Debt shall be limited to the commodity, futures and other accounts (including deposit accounts and securities accounts) maintained by such Specified Subsidiary with the financial institution providing such Trading Debt (or with any of its Affiliates or third Persons acting as a securities, commodities, futures or other financial intermediary or performing a similar role on behalf of such financial institutions in connection with such Trading Debt) and all cash, securities, investment property (excluding any Equity Interests of the Issuer or its Subsidiaries), instruments, payment intangibles and other assets of such Specified Subsidiary (including assets which would be customarily subject of a Repo Agreement or customarily acceptable as “borrowing base collateral” in secured warehouse financings) in or credited to such accounts or otherwise relating to, arising out of or evidencing such accounts or assets or held in the possession of, to the order or under the direction or control of, such financial institution (or any of its Affiliates acting on its behalf) or any exchange or clearing organization through which transactions on behalf of such Specified Subsidiary are executed or cleared and all proceeds of any of the foregoing, except that (i) Liens securing Indebtedness under the StoneX Financial Margin Facility may encumber all of the assets of StoneX Financial and (ii) Liens securing Indebtedness under the StoneX Commodity Facility, may encumber all of the StoneX Commodity Facility Collateral;
(15)    Liens on the Collateral securing Indebtedness permitted under Section 4.09 so long as, after giving pro forma effect to such incurrence and the application of the proceeds therefrom and related transactions and pro forma events in connection therewith, the Consolidated Secured Leverage Ratio of the Issuer for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence of such Lien would not exceed 2.50 to 1.0; provided that such Liens (x) are subject to the Intercreditor Agreement and (y) rank (i) pari passu with the Liens on such Collateral securing the Notes or the Note Guarantees, as the case may be or (ii) junior in priority to the Liens on such Collateral securing the Notes or the Note Guarantees, as the case may be;
(16)    Liens incidental to the conduct of the Issuer’s or any of its Restricted Subsidiaries’ businesses or the ownership of their properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate detract from the value of their properties or impair the use thereof in the operation of their businesses;
(17)    Liens securing, or otherwise arising from, judgments, writs or warrants of attachment, executions or similar processes entered by a court or courts of competent jurisdiction for the payment of money not constituting an Event of Default under Section 6.01(6);
(18)    Liens (i) of a collection bank arising under Section 4-210 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts or relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution, securities intermediary or commodities intermediary encumbering deposits or other funds or assets maintained with such financial institution (including the right of set off) and which are within the general parameters customary in the banking, securities or commodities industry and (iv) in the nature of contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries or otherwise in the ordinary course of business and customary holdbacks under credit cards or similar merchant processing;
(19)    Liens securing obligations of the Issuer or any Restricted Subsidiary of the Issuer in respect of any Hedging Agreements; provided that such Hedging Agreements are entered into in the ordinary course of business for the purpose of increasing yields on treasuries owned by the Issuer and its Restricted Subsidiaries or directly mitigating risks associated with liabilities, commitments, investments, assets or properties held or reasonably anticipated to be held by the Issuer and its Restricted Subsidiaries or changes in the value of securities issued by the Issuer and its Restricted Subsidiaries, and not for purposes of speculation or taking a “market view”; provided, further, that, if the counterparty to such Hedging Agreement is a First Lien Lender Counterparty, then such Liens shall be subject to the Intercreditor Agreement;
(20)    leases, licenses, subleases or sublicenses (including the provision of software under an open source license) granted to others in the ordinary course of business which do not (i) impair in any material respect the operation of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(21)    Liens (A) on any cash advances or earnest money or escrow deposits made by the Issuer or any of its Restricted Subsidiaries in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any earnest money or escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition) or (B) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(22)    Liens arising from precautionary UCC financing or similar statement filings made in connection with operating leases entered into by the Issuer or any of its Restricted Subsidiaries;
(23)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(24)    utility and similar deposits made by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(25)    Liens on assets of Foreign Subsidiaries securing the Indebtedness of Foreign Subsidiaries permitted under Section 4.09(b)(11);
(26)    temporary Liens in connection with sales, transfers, leases, assignments or other conveyances or dispositions of securities permitted under Section 4.10, consisting of (x) Liens on securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to sell such securities if such sale is otherwise permitted under this Indenture, or is required by such contracts to be permitted under this Indenture, and (y) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any securities or interest therein, which rights of first refusal, option or contractual rights are granted in connection with a sale, transfer or other disposition of securities permitted under this Indenture;

(27)    Liens granted to any exchange or clearing depository or in connection with settlement operations in the ordinary course of business;
(28)    (x) Liens on assets of any Restricted Subsidiary of the Issuer that is not a Guarantor (i) in favor of any Restricted Subsidiary of the Issuer that is not a Guarantor or (ii) which Liens secure Indebtedness of such Restricted Subsidiary that is not prohibited under this Indenture and (y) Liens in favor of the Issuer or the Guarantors;
(29)    other Liens securing obligations in an aggregate amount not to exceed the greater of (x) $160,000,000 and (y) 0.4250% of Consolidated Total Assets;
(30)    Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness;
(31)    Liens on escrowed proceeds of debt securities or other Indebtedness for the benefit of the related holders (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or Government Securities purchased with such cash, in each case, to the extent such cash or Government Securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;
(32)    Liens securing Indebtedness permitted by clause (12) and (16) of the definition of “Permitted Debt”; provided that, in the case of any such Lien that secures Permitted Debt described in (x) such clause (12) that is owing to (A) an agent or lender under a Senior Credit Facility or an Affiliate thereof or (B) a Cash Management Bank (as defined in the Revolving Credit Facility in effect on the Completion Date) or (y) such clause (16) that was issued by a lender or agent under a Senior Credit Facility or an Affiliate thereof, in either case, at the time of the issuance thereof, then such Liens shall be subject to the Intercreditor Agreement;
(33)    ground leases in respect of real property on which facilities owned or leased by the Issuer or any of the Restricted Subsidiaries are located; and
(34)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (2) of the definition of “Permitted Investments.”
“Permitted Margin Facilities” means margin trading facilities entered into by any of the Specified Subsidiaries in the ordinary course of business.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged, plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith;
(2)    such Permitted Refinancing Indebtedness has a final maturity date that is the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, is subordinated in right of payment to, the Notes on terms no less favorable to the Holders in any material respect as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)    such Indebtedness shall not add any borrower, issuer, guarantor or other obligor from that which applied to such Indebtedness being refinanced, refunded, renewed or extended, unless such borrower, issuer, guarantor or other obligor is or becomes a Guarantor.
“Permitted Repos” means repurchase transactions with respect to trading assets entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business with non-Affiliates so long as the obligations of the counterparty are valid, enforceable and in full force and effect.
“Person” means any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in each case, whether acting in a personal, fiduciary or other capacity.
“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the First Lien Loan Documents or the Second Lien Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all of the Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma Cost Savings” means, with respect to any four-quarter reference period, the amount of “run rate” cost savings, operating expense reductions and synergies that (1) have been realized or were implemented prior to the relevant date of calculation in connection with, or as a result of, an acquisition, disposition, Investment, merger, consolidation or any related financing transaction that are supportable and quantifiable by the underlying accounting records as determined in good faith by the Chief Financial Officer of the Issuer or (2) are projected by the Issuer in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reduction and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during entirety of such period) relating to any acquisition, disposition, Investment, merger, consolidation or any related financing transaction or any cost-saving initiative, and “run rate” means the full recurring benefit for a period that is associated with the action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions; provided that (A) such amounts are reasonably identifiable and factually supportable (in the good faith determination of the Chief Financial Officer of the Issuer), (B) such actions are taken, committed to be taken or expected to be taken no later than twenty-four (24) months after the date of such transaction, (C) such amounts are expected to have continuing impact on the Issuer and its Restricted Subsidiaries, (D) no amounts shall be added back pursuant to this clause (2) to the extent duplicative or any amounts that are otherwise added back in making the applicable financial definition calculation, whether through a pro forma adjustment or otherwise, with respect to such period and (E) the aggregate amount of adjustments pursuant to this definition for any period shall be subject to the limitation set forth in clause (1)(q) of the definition of “Consolidated EBITDA.”
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means Moody’s and S&P; provided that, if Moody’s or S&P shall cease to rate the Notes for reasons outside the control of the Issuer, another securities rating agency selected by the Issuer that is nationally recognized in the United States may be substituted therefor (a “Substitute Rating Agency”).

“Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and all improvements and appurtenant fixtures and equipment.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings; provided that the Issuer and the Guarantors shall not be permitted to Refinance either the First Lien Obligations or the Second Lien Obligations unless the financing documentation entered into by the Issuer and the Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents (as defined in the Intercreditor Agreement).
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Regulation S-X” means Regulation S-X promulgated under the Securities Act.
“Regulatory Supervising Organization” means any of (i) the SEC, (ii)FINRA, (iii) the Commodity Futures Trading Commission, (iv) the National Futures Association, (v) state securities commissions, (vi) the Irish Financial Regulator and (vii) any other United States or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless, upon receipt of such securities, such Person is engaged in a Permitted Business and such Person would become a Restricted Subsidiary.
“Repo Agreement” means any (i) repurchase agreement, (ii) reverse repurchase agreement, (iii) sell buy backs and buy sell backs agreement, (iv) securities lending and borrowing agreement or (v) any other agreement or transaction similar to those referred to above in this definition.
“Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means (i) when used with respect to the Trustee or the Collateral Agent, as the case may be, any officer within the corporate trust department of the Trustee or the Collateral Agent, as the case may be, including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee or the Collateral Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, and (ii) when used with respect to any other Person, any executive officer or financial officer of such Person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such Person in respect of this Indenture.
“Restricted” means, when referring to cash or Cash Equivalents of the Issuer or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Issuer or any such Restricted Subsidiary (unless such appearance results from (i) a requirement under the Indenture Documents or the Senior Credit Facility Documents, or (ii) Liens created thereunder), (b) are subject to any Lien in favor of any Person other than, to the extent subject to the Intercreditor Agreement, (x) the collateral agent for the benefit of the Senior Credit Facility Secured Parties or (y) the Collateral Agent for the benefit of the holders of the Second Lien Obligations or (c) are not otherwise generally available for use by the Issuer or such Restricted Subsidiary.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided that, upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Revolving Credit Facility” means the Amended and Restated Credit Agreement, dated as of June 3, 2025, by and among the Issuer, as borrower, certain subsidiaries of the Issuer parties thereto as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended, modified, supplemented, extended, renewed, restated, replaced (whether upon or after termination or otherwise and whether with the same or different lenders) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“RJO” means RTS Investor Corp., a Delaware corporation.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.
“SEC” means the United States Securities and Exchange Commission or any successor agency thereto.
“Second Lien Documents” means and any document or instrument executed or delivered in connection with the Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, modified, supplemented, extended, restated and replaced from time to time in accordance with the Intercreditor Agreement.
“Second Lien Obligations” means the Notes and all obligations that are secured by a Lien that ranks pari passu with the Lien securing the Notes and all other obligations with respect to any Second Lien Documents, including, without limitation (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Document and (y) all fees, expenses, indemnities and other amounts incurred in connection with the Second Lien Documents and provided for thereunder, in each case, whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, expenses, indemnities and other amounts is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Issuer or any Guarantor, or any Subsidiary of the foregoing, and any Cash Management Bank.
“Secured Hedge Agreement” means any Hedging Agreement permitted under the Revolving Credit Facility and the indenture governing the Existing Notes (as in effect on March 1, 2024) that is entered into by and between the Issuer or any Guarantor, or any Subsidiary of the foregoing, and any Hedge Bank.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Security Agreement” means the Security and Pledge Agreement, dated as of March 1, 2024, among the Issuer, the Guarantors and the Collateral Agent, as supplemented by Supplement No. 1 to Security and Pledge Agreement, dated as of the Completion date, and as the same may be otherwise amended, modified, supplemented, extended, restated and replaced from time to time.
“Segregated Funds” means funds deposited by customers relating to futures and option contracts in regulated commodities, which funds must be carried in separate accounts that are designated as segregated customers’ accounts and funds held in separate accounts for the exclusive benefit of securities clients and proprietary accounts of broker-dealers, which deposits in such segregated accounts are not commingled with the funds of the Issuer or its Restricted Subsidiaries.
“Senior Credit Facilities” means, if designated by the Issuer to be included in the definition of “Senior Credit Facilities,” one or more (a) debt facilities or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, letters of credit, securitization or receivables financing or issuances, (b) debt securities (including convertible or exchangeable securities), indentures or other forms of debt financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or (c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or and, in each case, as amended, restated, modified, supplemented, refunded, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. The Revolving Credit Facility shall be deemed to constitute a “Senior Credit Facility.”
“Senior Credit Facility Agent” means the entity acting as administrative agent, collateral agent and/or other representative pursuant to the Senior Credit Facility Documents, for and on behalf of the other Senior Credit Facility Secured Parties and any successor or replacement administrative agent, collateral agent and/or other representative.
“Senior Credit Facility Debt” means all Obligations under the Senior Credit Facilities, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or any Guarantor to any Senior Credit Facility Secured Party, including principal, interest, charges, fees, premiums, reimbursements, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Senior Credit Facility Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Credit Facility Documents or after the commencement of any case with respect to the Issuer or any Guarantor under any bankruptcy law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“Senior Credit Facility Documents” means all agreements, documents and instruments relating to the Senior Credit Facilities at any time executed and/or delivered by the Issuer or any Guarantor or any other Person to, with or in favor of any Senior Credit Facility Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt).
“Senior Credit Facility Lenders” means, collectively, any Person party to the Senior Credit Facility Documents as lender (and including any swingline lender) and any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt or is otherwise party to the Senior Credit Facility Documents as a lender.
“Senior Credit Facility Secured Parties” means, collectively, (a) the Senior Credit Facility Agent, (b) the Senior Credit Facility Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Senior Credit Facilities, (d) each other Person to whom any of the Senior Credit Facility Debt is owed and (e) the successors, replacements and assigns of each of the foregoing.
“Shortfall Redemption Amount” means an amount of up to the amount equal to the interest on the Notes, if and when due, from the Issue Date to, but excluding, the Special Mandatory Redemption Date.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Completion Date.
“Specified Guarantors” means, collectively, StoneX Commodity Solutions LLC, a Delaware limited liability company, StoneX Payments Inc., a Florida corporation, and StoneX (Netherlands) B.V., a private company with limited liability incorporated under the laws of the Netherlands.
“Specified Subsidiaries” means, collectively, the Excluded Regulated Subsidiaries and any other Restricted Subsidiaries of the Issuer that incur Trading Debt in the ordinary course of their trading business.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the incurrence thereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“StoneX (Netherlands) B.V.” means StoneX (Netherlands) B.V. (f/k/a INTL FCStone (Netherlands) BV), a private company with limited liability incorporated under the laws of the Netherlands.
“StoneX Commodity” means StoneX Commodity Solutions LLC (f/k/a FCStone Merchant Services, LLC), a Delaware limited liability company.
“StoneX Commodity Facility” means that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2020, by and among StoneX Commodity, as borrower, the Issuer, as holdings, and the guarantors party thereto from time to time, the lenders party thereto from time to time and Coöperatieve Rabobank U.A., New York Branch, as administrative agent, as amended on or before the Completion Date, and as may be further amended, modified, restated or supplemented from time to time after the Completion Date in accordance with the terms of this Indenture.
“StoneX Commodity Facility Collateral” means the Collateral (as defined in the StoneX Commodity Facility (as in effect on January 29, 2020, without giving effect to any amendments, modifications, restatements or supplements thereto, other than any such amendment, modification, restatement or supplement that is not adverse to the Holders (it being understood and agreed that any amendment, modification, restatement or supplement thereto to include any property or asset that constitutes Excluded Property shall not be deemed adverse to the Holders)));

provided that, in no event shall the StoneX Commodity Facility Collateral include (a) the Equity Interests of StoneX Commodity, or (b) the Equity Interests of any Subsidiary of StoneX Commodity.
“StoneX Financial” means StoneX Financial Inc., a Florida corporation.
“StoneX Financial Margin Facility” means that certain Amended and Restated Credit Agreement, dated as of June 21, 2010, by and among StoneX Financial, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and Bank of Montreal, as administrative agent, as amended on or before the Completion Date, and as may be further amended, modified, restated or supplemented from time to time after the Completion Date in accordance with the terms of this Indenture.
“Subsidiary” means, with respect to any Person at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Issuer.
“Substitute Rating Agency” has the meaning assigned to such term in the definition of “Rating Agencies.”
“Trading Debt” means, without duplication, (a) Indebtedness under any Permitted Facility, (b) short-term commodities financings of StoneX Financial, (c) intraday financings of StoneX Financial with respect to Permitted Repos and (d) any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of the Specified Subsidiaries, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans.
“Transaction Costs” has the meaning assigned to such term in the definition of “Transactions.”
“Transaction Expenses” means any fees or expenses incurred or paid by the Issuers or any of their Affiliates in connection with the Transactions (including payments to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants as change of control payments, severance payments, consent payments, special or retention bonuses and charges for repurchase or rollover, acceleration or payments of, or modifications to, stock option or other equity-based awards, expenses in connection with hedging transactions related to the Revolving Credit Facility and any original issue discount or upfront fees), this Indenture, the Notes and the transactions contemplated hereby and thereby.
“Transactions” means (i) the issuance and sale of the Notes pursuant to this Indenture, (ii) the borrowings under, and the entry into, the Revolving Credit Facility in connection with the Acquisition, (iii) the payment of Transaction Expenses and other transactions contemplated by the Merger Agreement or in connection therewith or incidental thereto as described in the Offering Memorandum, (iv) the use of proceeds from the issuance and sale of the Notes as described in the “Use of Proceeds” section of the Offering Memorandum, (v) the consummation of any other transaction in connection with the foregoing and (vi) the payment of fees, costs and expenses related to the foregoing (collectively, the “Transaction Costs”).
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2028; provided that, if the period from the redemption date to July 15, 2028, is less than one (1) year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one (1) year will be used.
“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.
“Trustee” means The Bank of New York Mellon, unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Issuer as an Unrestricted Subsidiary, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(3)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.
For the avoidance of doubt, a Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors’ qualifying shares and (y) a nominal amount of shares issued to foreign nationals pursuant to applicable Requirements of Law) will at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Action”	10.06(d)
“Affiliate Transaction”	4.11(a)
“Applicable Law”	4.01
“Asset Sale Offer”	4.10(f)
“Automatic Exchange”	2.06(g)(1)
“Automatic Exchange Date”	2.06(g)(1)
“Automatic Exchange Notice”	2.06(g)(2)
“Automatic Exchange Notice Date”	2.06(g)(2)
“Collateral Asset Sale Offer”	4.10(g)
“Collateral Excess Proceeds”	4.10(g)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Collateral Document Order”	10.06(h)
“Covenant Defeasance”	8.03
“Deemed Date”	4.09(e)
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Increased Amount”	4.12
“incur”	4.09(a)
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09(b)
“Purchase Date”	3.09
“Registrar”	2.03
“Related Person”	10.06(b)
“Resale Restriction Termination Date”	2.06(f)(1)(A)
“Restricted Payments”	4.07(a)
“USA PATRIOT Act”	13.13

Section 1.03Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it;

(2)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” is not limiting and means including without limitation;
(5)words in the singular include the plural, and in the plural include the singular;
(6)unsecured Indebtedness shall not be deemed to be subordinated or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(7)Indebtedness shall not be deemed to be subordinated or junior to any other Indebtedness merely by virtue of such Indebtedness (i) having a junior lien priority with respect to the same collateral or (ii) being subject to a payment waterfall within a particular facility;
(8)“will” shall be interpreted to express a command;
(9)provisions apply to successive events and transactions;
(10)references to sections of, or rules under, the Securities Act or the Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(11)“$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(12)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(13)all references to Articles, Sections or subdivisions refer to Articles, Sections or subdivisions of this Indenture unless otherwise indicated.
Section 1.04No Incorporation by Reference of Trust Indenture Act.
This Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.
ARTICLE 2
THE NOTES
Section 2.01Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, securities exchange rules or usage. Each Note will be dated the date of its authentication. All of the Notes issued under this Indenture shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any provision of this Indenture or the Notes (i) any pro rata redemptions or repurchases of the Notes by the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes and (ii) in the case of Global Notes, the selection of Notes to be redeemed or repurchased will be in accordance with the Applicable Procedures.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Escrow Issuer, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Global and Definitive Notes. Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02Execution and Authentication.
At least one Officer must execute the Notes on behalf of the Issuer by manual, facsimile or electronic signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by manual, facsimile or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of an Authentication Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. Such Authentication Order shall specify the principal amount of the Notes to be authenticated, the date on which the issue of the Notes is to be authenticated, if one or more of such Notes are to be Definitive Notes in the case of the Initial Notes, the number of separate Notes certificates to be authenticated, the registered Holder of each such Note and delivery instructions and, in the case of an issuance of Additional Notes after the Issue Date, shall certify that such issuance is in compliance with Sections 4.09 and 4.12. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03Registrar and Paying Agent.
The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent under this Indenture and to act as Custodian with respect to the Global Notes.
Section 2.04Paying Agent to Hold Money in Trust.
The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) will have no further liability for the money. If the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.
Section 2.05Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(1)DTC notifies the Issuer that (A) it is unwilling or unable to continue to act as Depositary for the Global Notes or (B) it has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary within ninety (90) days after the date of such notice from the Depositary;
(2)the Issuer, at its option, notifies the Trustee and the Registrar in writing that it elects to cause the issuance of Definitive Notes; provided that, in no event, shall the Regulation S Global Notes be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Regulation S; or
(3)there has occurred and is continuing a Default or Event of Default with respect to the Notes, and DTC has requested such exchange.
Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also will require compliance with either clause (1) or (2) of this Section 2.06(b), as applicable, as well as one or more of the other following clauses, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than any initial purchaser of the Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(i)a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both:
(i)a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given by the Depositary to the Registrar containing information satisfactory to the Registrar regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1); provided that, in no event, shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the applicable Global Note(s) pursuant to Section 2.06(g).
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; and
(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder to the effect set forth in Exhibit C, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder to the effect set forth in Exhibit B, including the certifications in item (4) thereof;
and, in each case, set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder to the effect set forth in Exhibit C, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)if such beneficial interest is being transferred to the Issuer or any Subsidiary of the Issuer, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Person designated in the instructions, a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder to the effect set forth in Exhibit C, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder to the effect set forth in Exhibit B, including the certifications in item (4) thereof;
and, in each case set forth in this Section 2.06(c)(3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(c)(2), the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer will execute, and the Trustee will authenticate and deliver to the Person designated in the instructions, a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder to the effect set forth in Exhibit C, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)if such Restricted Definitive Note is being transferred to the Issuer or any Subsidiary of the Issuer, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or
(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and, in all other cases, the IAI Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder to the effect set forth in Exhibit C, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder to the effect set forth in Exhibit B, including the certifications in item (4) thereof;
and, in each case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; and
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder to the effect set forth in Exhibit C, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder to the effect set forth in Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)Private Placement Legend.
(A)Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all of the Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED THIS NOTE, TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISIONS THERETO, AFTER THE LATER OF (X) THE ORIGINAL ISSUE DATE HEREOF AND (Y) THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF (X) THE COMMENCEMENT OF THE OFFERING WITH RESPECT TO THIS NOTE AND (Y) THE ORIGINAL ISSUE DATE HEREOF], ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF TRANSFER, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE, IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clause (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all of the Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(g)Procedures for Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.
Upon the Issuer’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act:
(1)beneficial interests in a Restricted Global Note may be automatically exchanged for beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder of such Restricted Global Note (the “Automatic Exchange”) at any time on or after the date that is the 366th (or, if the Issuer is and has been for a continuous period of at least 270 days immediately prior to the Automatic Exchange Date subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the 181st) calendar day after the later of (x)(a) with respect to the Notes issued on the Issue Date, the Issue Date or (b) with respect to Additional Notes, if any, the issue date of such Additional Notes, and (y) the last date on which the Issuer or any of its Affiliates held a beneficial interest in such Restricted Global Note or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”); and
(2)the Issuer shall (a) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note for beneficial interests in an Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (b) provide prior written notice (the “Automatic Exchange Notice”) to each Holder of such Restricted Global Note at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (i) the Automatic Exchange Date, (ii) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (iii) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (iv) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred and (c) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of each Restricted Global Note to be exchanged for one or more such Unrestricted Global Notes.

At the Issuer’s written request on no less than five (5) calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Issuer has delivered to the Trustee the information required to be included in such Automatic Exchange Notice.
Notwithstanding anything to the contrary in this Section 2.06(g), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.06(g) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Issuer to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary, to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.06(g), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series or for Definitive Notes of the same series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” of such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction and, if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” of such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel in accordance with Section 2.02.
(2)No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10 and 4.14).
(3)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)Neither the Registrar nor the Issuer will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing (or, in the case of Global Notes,

transmission in accordance with the Applicable Procedures) of a notice of redemption of Notes to be redeemed under Section 3.02 and ending at the close of business on the day of selection;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or
(D)to register the transfer of any Notes other than Notes having a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(8)All certifications, Officer’s Certificate, other certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic mail, with originals thereof (if requested by the Registrar) to be delivered to the Registrar thereafter in a timely manner.
(9)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(10)Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer, or the Trustee and the Issuer receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s and the Issuer’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08Outstanding Notes.
The Notes outstanding at any time are all of the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Affiliate of the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.
Section 2.10Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and execute, and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and execute, and the Trustee will authenticate, definitive Notes in exchange for temporary Notes of the same series.
After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer, without charge to the Holder. Upon surrender for cancellation of one or more temporary Notes, the Issuer shall prepare and execute, and the Trustee shall authenticate and deliver, in exchange therefor a like principal amount of definitive Notes of authorized denominations.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon receipt of a written order of the Issuer signed by one of its Officers, the Trustee, and no one else, will cancel all of the Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the destruction or cancellation of all canceled Notes will be delivered to the Issuer upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement; provided that certification of such cancellation shall be delivered to the Issuer upon written request.

Section 2.12Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case, at the rate provided in the Notes and in Section 4.01. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail (or, in the case of Global Notes, transmitted in accordance with the Applicable Procedures) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13CUSIP Numbers.
The Issuer in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as listed in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other such numbers.
Section 2.14Issuance of Additional Notes.
The Issuer shall be entitled, from time to time, subject to compliance with Sections 4.09 and 4.12, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the date from which the interest shall accrue, (iv) the first interest payment date and (v) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) or to reflect differences with respect to original issue discount for United States federal income tax purposes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.
With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate of the Issuer, copies of which shall be delivered to the Trustee (with a copy to the Paying Agent and the Registrar), the following information:
(1)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(2)the issue price, the issue date and the CUSIP number of such Additional Notes and the date on which interest on such Additional Notes shall begin to accrue.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01Notice to Trustee.
If the Issuer elects or is required to redeem the Notes pursuant to Section 3.07 or 3.08, it shall notify the Trustee in writing at least ten (10) but not more than sixty (60) days before the redemption date of such redemption and the principal amount of the Notes to be redeemed, together with an Officer’s Certificate setting forth:
(1)the provision of this Indenture pursuant to which the redemption shall occur;
(2)the redemption date;

(3)the principal amount of Notes to be redeemed;
(4)the redemption price;
(5)the CUSIP and ISIN, if any; and
(6)whether the redemption is subject to one or more conditions precedent and, if so, identify such conditions precedent;
provided that, such Officer’s Certificate may be furnished more than sixty (60) days prior to a redemption date if issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12.
Subject to the applicable provisions of this Indenture, any optional redemption referenced in such Officer’s Certificate may be cancelled by the Issuer at any time prior to notice of redemption having been sent to any Holder and thereafter shall be null and void.
Section 3.02Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased at any time in the case that the Notes are represented by one or more Global Notes, DTC will select Notes for redemption in accordance with the Applicable Procedures, unless otherwise required by law or applicable securities exchange or depositary requirements. In the event the Notes are represented by definitive notes, the Notes to be redeemed will be selected by the Trustee by lot.
In the case of Definitive Notes, the Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, except that, if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03Notice of Redemption.
Subject to the provisions of Sections 3.04 and 3.08, notices of redemption will be mailed by first-class mail or otherwise electronically sent (or, in the case of Global Notes, transmitted in accordance with the Applicable Procedures) at least ten (10) but not more than sixty (60) days before the redemption date to each Holder of the Notes to be redeemed at its registered address, except that notices of redemption may be mailed or transmitted more than sixty (60) days prior to a redemption date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12.
The notice of redemption will identify the Notes to be redeemed (including CUSIP number(s)) and will state:
(1)the redemption date;
(2)the redemption price;
(3)whether the redemption is subject to one or more conditions precedent and, if so, identify such conditions precedent;
(4)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, in the case of Definitive Notes, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note;

(5)the name and address of the Paying Agent;
(6)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and the CUSIP and ISIN numbers for such Notes;
(7)that, subject to the satisfaction of any condition precedent specified in such notice, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(8)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(9)that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer has delivered to the Trustee, at least five (5) Business Days (or such shorter period as may be agreed to by the Trustee) prior to the date on which the notice of redemption is sent or transmitted to the Holders, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph together with an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent with respect to such redemption contained in this Article 3 have been satisfied and that such redemption will comply with this Indenture.
Section 3.04Effect of Notice of Redemption.
Once notice of redemption is mailed or transmitted, as the case may be, in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price. Any redemption and notice of redemption (other than (x) in connection with a defeasance of the Notes or satisfaction and discharge of this Indenture or (y) pursuant to Section 3.08 may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent (including the consummation of a debt or equity financing or other corporate transaction). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or transmitted, including by electronic transmission) as any or all such conditions shall be satisfied or waived by the Issuer, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Issuer by the redemption date or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person designated by the Issuer in such notice (including any third Person making a tender offer described in Section 3.07(e)); provided that any such payment or performance occurs in accordance with this Indenture and no such designation shall relieve the Issuer from making such payment or performing such obligations if such other Person so designated shall fail to do the same in accordance with this Indenture.
Section 3.05Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer will deposit with the Trustee or the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued and unpaid interest on, all of the Notes to be redeemed or purchased on such date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all of the Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of the Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a regular record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid and, to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01.
Section 3.06Notes Redeemed or Purchased in Part.
Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of such surrendered Note. Notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07Optional Redemption.
(a)At any time prior to July 15, 2028, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes) at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings of the Issuer; provided that:
(1)at least 50% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to the original issuance of any Additional Notes) (excluding the Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)the redemption occurs within one hundred-eighty (180) days of the date of the closing of such Equity Offering.
(b)At any time prior to July 15, 2028, the Issuer may on any one or more occasions also redeem all or a part of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date).
(c)Except as set forth in Section 3.07(a), Section 3.07(b), Section 3.07(e) and Section 4.14(f) the Notes will not be redeemable at the Issuer’s option prior to July 15, 2028.
(d)On or after July 15, 2028, the Issuer may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date):

Year	Percentage
2028	103.438%
2029	101.719%
2030 and thereafter	100.000%

(e)Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender (and not validly withdraw) such Notes in such tender offer and the Issuer, or any third Person making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered (and not validly withdrawn) by such Holders, the Issuer will have the right, upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase date pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date).
(f)The Trustee shall have no responsibility for calculating any redemption price.
(g)Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(h)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
Section 3.08Mandatory Redemption.
(a)Except as set forth in Section 3.10, the Issuer is not required to mandatorily redeem the Notes or to make sinking fund payments with respect to the Notes. Under certain circumstances, the Issuer may be required to offer to purchase the Notes (a) upon the occurrence of an Asset Sale pursuant to Section 4.10 and (b) upon the occurrence of a Change of Control pursuant to Section 4.14. The Issuer and its Affiliates may at any time and from time to time purchase the Notes in the open market, by tender offer, negotiated transactions or otherwise.
(b)[Reserved]
(c)[Reserved]
(d)Other than as specifically provided in this Section 3.08, any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
Section 3.09Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10, the Issuer is required to commence an offer to all Holders to purchase Notes, it will follow the procedures specified below.
The Asset Sale Offer or Collateral Asset Sale Offer, as applicable, shall be made to all Holders and will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three (3) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds or Collateral Excess Proceeds, as applicable (the “Offer Amount”) to the purchase of the Notes or, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all of the Notes tendered in response to the Asset Sale Offer or Collateral Asset Sale Offer, as applicable. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
If the Purchase Date is on or after a regular record date and on or before the related interest payment date, any accrued and unpaid interest up to (but not including) the Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or Collateral Asset Sale Offer, as applicable.
Upon the commencement of an Asset Sale Offer or Collateral Asset Sale Offer, as applicable, the Issuer will send by first-class mail (or in the case of Global Notes, transmit in accordance with the Applicable Procedures) a notice to the Trustee and each of the Holders. The notice, which will govern the terms of the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, will state:
(1)that the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, will remain open;
(2)the Offer Amount, the purchase price and the Purchase Date;
(3)that any Note not tendered or accepted for payment will continue to accrue interest;

(4)that, unless the Issuer defaults in making such payment, all of the Notes accepted for payment pursuant to the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, will cease to accrue interest after the Purchase Date;
(5)that Holders electing to have a Note purchased pursuant to the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof only;
(6)that Holders electing to have any Notes purchased pursuant to the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third (3rd) Business Day preceding the Purchase Date;
(7)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Offer Period, transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;
(8)that, if the aggregate principal amount of Notes exceeds the Offer Amount, the Trustee will select the Notes to be purchased by lot or, in the case of Global Notes, another method subject to the rules and procedures of DTC, based on the principal amount of the Notes surrendered (with such adjustments as may be deemed appropriate by the Paying Agent so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof will be purchased); and
(9)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof.
On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of the Notes or portions thereof validly tendered (and not validly withdrawn) pursuant to the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all of the Notes so tendered, in each case, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Issuer will deliver, or cause to be delivered, to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Paying Agent will promptly (but in any case not later than five (5) days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes validly tendered (and not validly withdrawn) by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry transfer) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such Note), in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer or Collateral Asset Sale Offer, as applicable, on or as soon as practicable after the Purchase Date.
Section 3.10Special Mandatory Redemption.
If (a) the Escrow Agent has not received the Escrow Release Officer’s Certificate on or prior to the Escrow End Date, (b) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that the Acquisition will not be consummated on or prior to the Escrow End Date from time to time or (c) the Merger Agreement has been terminated in accordance with its terms (each of the above, a “Special Mandatory Redemption Event”), then (i) the

Escrow Agent shall, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other Person, liquidate and release the Escrowed Funds (including investment earnings thereon and proceeds thereof) to the Trustee and (ii) to the extent that the Issuer has not elected to fund the Escrow Account prior to the Issue Date, the Escrow Issuer shall promptly (and in any event within two Business Days of the receipt of such notice) pay the Shortfall Redemption Amount to the Trustee with the funds paid to it by the Issuer pursuant to the Parent Letter, and the Trustee shall apply (or cause a paying agent to apply) the amounts in the immediately preceding clauses (i) and (ii) to redeem the Notes (the “Special Mandatory Redemption”) on the third Business Day following the Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of DTC, at a redemption price (the “Special Mandatory Redemption Price”) equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date or the most recent date to which interest has been paid or duly provided for on the Notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date. The Escrow Issuer will cause a notice of Special Mandatory Redemption to be delivered electronically to the Trustee and mailed, or delivered electronically if held by DTC, to the holders of the Notes at their registered addresses no later than the Business Day following the Special Mandatory Redemption Event. Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price with the Trustee or other applicable paying agent on or before the Special Mandatory Redemption Date, the Notes will cease to bear interest and all rights and obligations under the Notes shall terminate. On the Special Mandatory Redemption Date, after paying the Special Mandatory Redemption Price to Holders, the Trustee will pay to the Issuer any Escrowed Funds in excess of the amount necessary to effect the Special Mandatory Redemption.
ARTICLE 4
COVENANTS
Section 4.01Payment of Notes.
The Issuer will pay, or cause to be paid, the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuer agrees (i) to use commercially reasonable efforts to provide to the Trustee, upon request, such information as it has in its possession about the Holders and other applicable parties and/or transactions (including any modification to the terms of such transactions), so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability. The terms of this Section 4.01 shall survive the termination of this Indenture.
The Issuer will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful and will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 4.02Maintenance of Office or Agency.
The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate or agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Notwithstanding the foregoing, no service of legal process may be made on the Issuer at any office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.
Section 4.03Reports.
(a)Whether or not required by the rules and regulations of the SEC, so long as any Notes remain outstanding, the Issuer will furnish to the Holders and the Trustee (or file with the SEC for public availability) within fifteen (15) business days after filing, or in the event no such filing is made or required, within fifteen (15) business days after the end of the time periods specified in the SEC’s rules and regulations:
(1)all quarterly and annual reports that would be required to be filed with the SEC on Form 10-Q and Form 10-K, respectively, if the Issuer were required to file such reports; and
(2)all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.
(b)[Reserved].
(c)The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the Issuer’s delivery obligation.
(d)All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants.
(e)Notwithstanding anything to the contrary in this Section 4.03, if at any time any such reports are not filed by the Issuer or are not accepted by the SEC for any reason for inclusion on the SEC’s EDGAR service, the Issuer will post such reports on a website no later than the date the Issuer is required to provide such reports to the Trustee and the Holders and maintain such posting for so long as any Notes remain outstanding. Access to such reports on such website may be subject to a confidentiality acknowledgment; provided that no other conditions, including password protection, may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the Trustee, a Holder, a beneficial owner of the Notes, a bona fide prospective investor, a securities analyst or a market maker. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to the Holders, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)The Issuer will, for so long as any Notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls with the Holders, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss such financial information no later than fifteen (15) Business Days after distribution of such financial information (it being understood that such quarterly conference calls may be the same conference calls as with the Issuer’s equity investors, analysts and lenders).
(g)For so long as any Notes remain outstanding, the Issuer will furnish to the Holders, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(h)Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s and Guarantors’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
(i)Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of clause (4) of Section 6.01 as a result of the late filing or provision of any required information or report until sixty (60) days after the date any such information or report was due.
Section 4.04Compliance Certificate.
(a)The Issuer shall deliver to the Trustee, within one hundred-twenty (120) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ending September 30, 2025, an Officer’s Certificate stating that a review of the activities of the Issuer and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Collateral Documents and further stating, as to the Officer signing such Officer’s Certificate, that to the best of his or her knowledge, based on such review, the Issuer and the Guarantors have during the preceding fiscal year kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer and the Guarantors, as applicable, are taking or propose to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors, as applicable, are taking or propose to take with respect thereto.
(b)So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, as soon as possible, but in any event within thirty (30) days of the Issuer becoming aware of the occurrence of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
Section 4.05Taxes.
The Issuer will pay or cause to be paid, and will cause each of its Subsidiaries to pay or cause to be paid, prior to delinquency, all material taxes, assessments, and governmental levies due and payable by the Issuer or such Subsidiary, as applicable, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06Stay, Extension and Usury Laws.
The Issuer and each of the Guarantors (to the extent that they may lawfully do so) covenant that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07Restricted Payments.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
(3)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (x) payments of interest or principal at the Stated Maturity thereof or (y) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at Stated Maturity, in each case, due within one (1) year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement; or
(4)make any Restricted Investment
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and
(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Existing Notes Issue Date (excluding Restricted Payments permitted by clauses (2) through (13) of Section 4.07(b)), is less than the sum, without duplication, of:
(A)50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 1, 2022 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B)100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer since the Existing Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than (i) Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer and (ii) any net proceeds from the issuance or sale of Equity Interests of the Issuer to the extent used to redeem the Notes pursuant to Section 3.07(a)); plus
(C)to the extent that any Restricted Investment that was made after the Existing Notes Issue Date is sold for cash or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus
(D)to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Existing Notes Issue Date is redesignated as a Restricted Subsidiary after the Existing Notes Issue Date, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; plus
(E)100% of any cash dividends or distributions received by the Issuer or a Restricted Subsidiary of the Issuer after the Existing Notes Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period.

(b)The preceding provisions of Section 4.07(a) will not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the notice of redemption, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;
(2)the making of any Restricted Payment in exchange for, out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(3)(B);
(3)the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;
(5)the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the greater of (x) $30,000,000 and (y) 0.0850% of Consolidated Total Assets in any fiscal year of the Issuer, with unused amounts in such fiscal year permitted to be carried over to the succeeding fiscal year;
(6)the repurchase of Equity Interests (i) deemed to occur upon the exercise of stock options, warrants, restricted stock units or similar stock-based instruments to the extent such Equity Interests represent a portion of the exercise price of such stock options, warrants, restricted stock units or similar stock-based instruments and (ii) in connection with the withholding of a portion of the Equity Interests, options and other equity awards of the Issuer granted or awarded to an officer, director, consultant, employee or manager to pay any withholding and similar taxes payable by such officer, director, consultant, employee or manager upon such grant, award or vesting thereof;
(7)the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or preferred stock (or preferred interests, in the case of any partnership or limited liability company) of any Restricted Subsidiary of the Issuer issued on or after the Existing Notes Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);
(8)payments of cash, dividends or distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitations of this Section 4.07 (as determined in good faith by the Issuer or a Restricted Subsidiary of the Issuer);
(9)the repurchase, redemption or other acquisition or retirement for value of (i) any Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee or (ii) any Disqualified Stock or preferred stock, in each case, required pursuant to provisions similar to those set forth in Sections 4.10 and 4.14 and at a purchase price not greater than 100% and 101%, respectively, of the principal amount thereof; provided that there is a concurrent or prior Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, and all of the Notes tendered by the Holders in connection with such Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired or retired for value;
(10)so long as no Default has occurred and is continuing or would be caused thereby, payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clauses (3) or (4) of Section 4.09(b);

(11)the declaration or payment of dividends on the common stock of the Issuer following an Equity Offering of the common stock of the Issuer of up to 6.0% per annum of the Net Proceeds actually received by the Issuer in any such Equity Offering;
(12)so long as no Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed since the Existing Notes Issue Date the greater of (x) $80,000,000 and (y) 0.2155% of Consolidated Total Assets; and
(13)any Restricted Payment made in connection with the consummation of the Transactions.
(c)If any Restricted Payment or Investment would be permitted pursuant to this Section or the definition of “Permitted Investments,” the Issuer may divide and classify such Restricted Payment or Investment (or any portion thereof) in any manner that complies with this Section and may later divide and reclassify any such Restricted Payment or Investment (or any portion thereof) so long as the Restricted Payment or Investment (as so divided or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
(d)The amount of all Restricted Payments (other than cash) will be the Fair Market Value, as determined by the Issuer in good faith, on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
Section 4.08Dividend and Other Payment Restrictions Affecting Subsidiaries.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
(2)make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
(3)sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
(b)The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)agreements governing Existing Indebtedness and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the Completion Date;
(2)the Indenture Documents;
(3)applicable law or any applicable rule, regulation or order;
(4)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)customary provisions restricting assignment of any agreement entered into by the Issuer or any Restricted Subsidiary entered into in the ordinary course of business;
(6)purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);
(7)any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending the sale or other disposition;
(8)any agreement for the sale or other disposition of assets not prohibited under this Indenture that relate solely to the assets subject to such sale or other disposition pending such sale or other disposition;
(9)Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Issuer);
(10)Liens permitted to be incurred under the provisions of Section 4.12;
(11)customary restrictions on joint ventures, the interests therein or the assets thereof arising from joint venture agreements;
(12)any instrument governing Indebtedness of a Foreign Restricted Subsidiary or any Restricted Subsidiary that is not a Guarantor; provided that such Indebtedness was not prohibited by the terms of this Indenture;
(13)customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any of its Restricted Subsidiaries;
(14)covenants in documents evidencing Trading Debt so long as the prohibition or limitation only applies to the Specified Subsidiary of the Issuer that has incurred such Trading Debt and does not apply to the Issuer or any of its Restricted Subsidiaries that are not Specified Subsidiaries;
(15)restrictions imposed on the ability of Excluded Regulated Subsidiaries to make dividends;
(16)restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;
(17)any Senior Credit Facility or other First Lien Loan Documents, including the Revolving Credit Facility;
(18)encumbrances and restrictions in agreements or instruments relating to any Indebtedness permitted to be incurred subsequent to the Completion Date pursuant to Section 4.09 if the encumbrances and restrictions contained in any such agreement or instrument, taken as a whole, are not (a) materially less favorable to the Holders than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Completion Date (as determined in good faith by the Issuer), or (b) materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Issuer) and either (x) the Issuer determines in good faith that such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
(19)any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of such Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(20)any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of the Issuer and the Restricted Subsidiaries, taken as whole, or adversely affect the Issuer’s ability to make principal and interest payments on the Notes, in each case, as determined in good faith by the Issuer;
(21)Hedging Agreements; provided that such Hedging Agreements are entered into in the ordinary course of business or for the purpose of increasing yields on treasuries owned by the Issuer and its Restricted Subsidiaries or directly mitigating risks associated with liabilities, commitments, investments, assets or properties held or reasonably anticipated to be held by the Issuer and its Restricted Subsidiaries or changes in the value of securities issued by the Issuer and its Restricted Subsidiaries and not for the purpose of speculation or taking a “market view”; and
(22)customary provisions contained in licenses or sublicenses with respect to intellectual property.
For purposes of determining compliance with this Section 4.08, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary, or other subordination provisions in any Indebtedness, shall not be deemed a restriction on the ability to make loans or advances.
Section 4.09Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio of the Issuer for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and related transactions and pro forma events in connection therewith), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)the incurrence by the Issuer and any Restricted Subsidiaries of Indebtedness and letters of credit under Senior Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $950,000,000 and (y) an amount so long as, after giving pro forma effect to the incurrence of such Indebtedness and the application of the proceeds therefrom and related transactions and pro forma events in connection therewith, the Consolidated First Lien Secured Leverage Ratio of the Issuer for the most recently ended four full fiscal quarters of the Issuer for which internal financial statements are available immediately preceding the date of incurrence of such Indebtedness would not exceed 1.50 to 1.00;
(2)the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and (to the extent applicable) assumed by the Issuer on the Completion Date and the related Note Guarantees, respectively (but excluding any Additional Notes);
(3)Indebtedness of the Issuer to any Restricted Subsidiary of the Issuer or of any Restricted Subsidiary of the Issuer to the Issuer or any other Restricted Subsidiary of the Issuer; provided that such Indebtedness shall not have been transferred or pledged to any third Person;
(4)the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided that:

(A)if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all of the Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and
(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);
(5)the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided that:
(A)any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and
(B)any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (5);
(6)Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary of the Issuer after the Completion Date or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or any of its Restricted Subsidiaries; provided that such Indebtedness (i) shall have existed at the time such Person becomes a Restricted Subsidiary of the Issuer and shall not have been created in contemplation of or in connection with such Person becoming a Restricted Subsidiary of the Issuer or in connection with such acquisition, merger, consolidation or assumption, (ii) does not constitute Indebtedness for borrowed money unless (x) such Indebtedness constitutes purchase money obligations, (y) such Indebtedness constitutes Trading Debt or (z) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) after giving pro forma effect to the incurrence of such Indebtedness and (iii) is not directly or indirectly recourse to the Issuer or any of its Restricted Subsidiaries or any of their respective assets, other than to the Person that becomes a Restricted Subsidiary of the Issuer;
(7)the incurrence by the Issuer and its Restricted Subsidiaries of (a) Indebtedness under the Existing Notes and (b) the Existing Indebtedness;
(8)Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, lease, development, construction, installation, repair, replacement or improvement of any fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of the Person owning such assets), including purchase money obligations, and any Indebtedness assumed or incurred in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (a) the aggregate principal amount of all Indebtedness permitted by this clause (8) shall not exceed the greater of (x) $125,000,000 and (y) 0.3250% of Consolidated Total Assets, in each case, at any time outstanding and (b) such Indebtedness is initially incurred prior to or within 365 days after such acquisition or the completion of such development, construction, installation, repair, replacement or improvement; provided, further, that any Permitted Refinancing Indebtedness incurred under clause (23) below in respect of Indebtedness incurred under this clause (8) shall be deemed to have been incurred under this clause (8) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (8);
(9)Trading Debt;
(10)Guarantees of the Issuer and its Restricted Subsidiaries in respect of Indebtedness or other liabilities of the Issuer and its Restricted Subsidiaries so long as the incurrence or existence of such Indebtedness or other liabilities is permitted under this Indenture; provided that such Guarantees of the Issuer or any of the Guarantors in respect of (i) Indebtedness or other liabilities consisting of, or relating to,

Trading Debt of any Specified Subsidiary or any Indebtedness of any Foreign Restricted Subsidiary that is not a Guarantor shall, in each case, be unsecured or (ii) subordinated Indebtedness shall also be expressly subordinated in right of payment to the Notes or any Note Guarantee on terms at least as favorable, as determined by the Issuer in good faith, to the Holders as those applicable to the subordinated Indebtedness that is guaranteed;
(11)the incurrence by Foreign Restricted Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (11) not to exceed the greater of (x) $155,000,000 and (y) 0.4125% of Consolidated Total Assets (in each case, or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency); provided that any Permitted Refinancing Indebtedness incurred under clause (23) below in respect of Indebtedness incurred under this clause (11) shall be deemed to have been incurred under this clause (11) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (11);
(12)cash management obligations and Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with cash management and deposit accounts in the ordinary course of business;
(13)the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations; provided that such Hedging Obligations are entered into in the ordinary course of business or for the purpose of increasing yields on treasuries owned by the Issuer and its Restricted Subsidiaries or directly mitigating risks associated with liabilities, commitments, investments, assets or properties held or reasonably anticipated to be held by the Issuer and its Restricted Subsidiaries or changes in the value of securities issued by the Issuer and its Restricted Subsidiaries and not for the purpose of speculation or taking a “market view”;
(14)Indebtedness representing deferred compensation or other similar arrangements to employees of the Issuer or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(15)Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in connection with an acquisition, any other Investment or any disposition, in each case, expressly permitted under this Indenture, in each case, to the extent constituting indemnification obligations or obligations in respect of purchase price (including contingent earn-out obligations and any other deferred compensation arrangements) or other similar adjustments;
(16)Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;
(17)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case, incurred in the ordinary course of business;
(18)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business and consistent with past practice;
(19)the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding at the time of incurrence thereof, not to exceed the greater of (x) $160,000,000 and (y) 0.4250% of Consolidated Total Assets; provided that any Permitted Refinancing Indebtedness incurred under clause (23) below in respect of Indebtedness incurred under this clause (19) shall be deemed to have been incurred under this clause (19) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (19);
(20)Indebtedness in the ordinary course of business in respect of letters of credit, guarantees, counter-indemnities and short-term facilities incurred by the Issuer or any of its Restricted Subsidiaries engaged in Exchange and Clearing Operations in connection with the ordinary clearing, depository and settlement procedures (including, without limitation, any letters of credit or guarantees provided to any central securities depositories or external custodians) relating thereto;

(21)the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within fifteen (15) days;
(22)Indebtedness consisting of unsecured promissory notes issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees, their permitted transferees, or their respective estates, executors, trustees, administrators, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of the Issuer permitted by Section 4.07(b)(5);
(23)Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) or Section 4.09(b)(2), (6), (7), (8), (11), (19), (23) or (24); and
(24)Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and preferred stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Indebtedness in respect thereof incurred pursuant to Section 4.09(a) or Permitted Refinancing Indebtedness incurred pursuant to Section 4.09(b)(23), in each case, to refinance any Indebtedness incurred pursuant to this clause (24), not to exceed 100.0% of the amount of Net Proceeds received by the Issuer and its Restricted Subsidiaries since after the Existing Notes Issue Date from the issue or sale of Capital Stock of the Issuer (other than proceeds of Disqualified Stock or sales of Capital Stock to any of its Subsidiaries) to the extent such Net Proceeds or cash have not been applied to increase the calculation set forth in Section 4.07(a)(3)(B) or applied to make Restricted Payments specified in Section 4.07(b)(2).
(c)For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of the definition of “Permitted Debt” described in clauses (1) through (24) above or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later divide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that all Indebtedness incurred or outstanding under the Revolving Credit Facility will be treated as incurred under clause (1) of the definition of “Permitted Debt” and may not be reclassified. The accrual of interest or premium, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided that, in each such case, the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued.
(d)Notwithstanding anything to the contrary in this Section 4.09, neither the Issuer nor any Restricted Subsidiary of the Issuer (other than a Specified Subsidiary) may Guarantee or otherwise provide any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) in respect of any Trading Debt, except for unsecured Guarantees incurred by the Issuer or any such Restricted Subsidiaries pursuant to Section 4.09(b)(10).
(e)In connection with (x) the incurrence or issuance, as applicable, of revolving loan Indebtedness under this Section 4.09 or (y) any commitment to incur or issue Indebtedness, Disqualified Stock or preferred stock under this Section 4.09 and the granting of any Lien to secure such Indebtedness, the Issuer may designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence, issuance or granting of such Lien will be deemed for all purposes under this Indenture to have been incurred, issued or granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any “baskets” hereunder (including, if applicable, clause (b)(1) of Section 4.09), the Consolidated First Lien Secured Leverage Ratio, the Consolidated Secured Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance and, for the avoidance of doubt, as if no proceeds therefrom remained on the consolidated balance sheet of the Issuer, the granting of any Lien therefor and related transactions in connection therewith).
(f)Guarantees of, or obligations in respect of letters of credit issued as credit support for, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.
(g)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing. Provisions similar to those in this Section 4.09(g) shall apply in determining compliance with Section 4.12.
(h)The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)the Fair Market Value of such assets as of the date of determination; and
(B)the amount of the Indebtedness of the other Person.
Section 4.10Asset Sales.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)the Issuer (or one or more of its Restricted Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(A)any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s, as the case may be, most recent consolidated balance sheet or the accompanying notes thereto or as would be reflected on a balance sheet of the Issuer or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability or are otherwise discharged or retired in connection with such Asset Sale;
(B)any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted within 180 days after such Asset Sale by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in such conversion;
(C)any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b); and

(D)any Designated Non-Cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale; provided that, at the time of receipt of such Designated Non-Cash Consideration, the aggregate Fair Market Value of all Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), less the amount of Net Proceeds previously realized in cash or Cash Equivalents from the sale of previously received Designated Non-Cash Consideration is less than the greater of (x) $60,000,000 and (y) 0.1650% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(b)Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:
(1)(A) to the extent such Net Proceeds are from an Asset Sale of assets, rights or Equity Interests that constitute Collateral, (x) to permanently reduce, prepay, repay or purchase any First Lien Obligations, including indebtedness under the Revolving Credit Facility, and to correspondingly reduce commitments with respect thereto solely to the extent such Collateral subject to such Asset Sale comprises of assets securing such First Lien Obligations; (y) to permanently reduce, prepay, repay or purchase any Second Lien Obligations (other than Obligations under the Notes) solely to extent such Collateral subject to such Asset Sale comprises of asset securing such Second Lien Obligations; provided, that the Issuer equally and ratably (determined based upon the amount of such Second Lien Obligations that are either required to be reduced, prepaid, repaid or repurchased or optionally offered to be reduced, prepaid, repaid or repurchased) reduce, prepay, repay or purchase (or offer to reduce, prepay, repay or purchase pursuant to a Collateral Asset Sale Offer) Obligations under the Notes, or (z) to make an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, to redeem Notes as provided under Section 3.07 or purchase Notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof and to correspondingly reduce commitments with respect thereto; and
(A)to the extent such Net Proceeds are from an Asset Sale of assets, rights or Equity Interests that do not constitute Collateral, (w) to permanently reduce, prepay, repay or purchase any Indebtedness secured by a Lien on such asset, (x) to reduce, prepay, repay or purchase any Pari Passu Indebtedness; provided, that the Issuer equally and ratably reduce (or offer to reduce pursuant to an Asset Sale Offer) Obligations under the Notes, (y) to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, redeem Notes as provided under Section 3.07 or purchase Notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (z) to permanently reduce, prepay, repay or purchase any Indebtedness of a Restricted Subsidiary that is not a Guarantor and to correspondingly reduce commitments with respect thereto;
(2)to acquire all or substantially all of the assets or any Capital Stock of another Permitted Business if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer; provided that, to the extent applicable, the assets acquired (including Equity Interests) with the Net Proceeds of an Asset Sale of Collateral are pledged as Collateral under the Collateral Documents and in accordance with this Indenture substantially simultaneously with such acquisition (or within the timeframe so required thereunder);
(3)to make a capital expenditure;
(4)to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;
(5)to use such proceeds to comply with applicable capital requirements or finance the working capital needs of a Broker-Dealer Subsidiary, an operating regulated entity or a licensed mortgage Restricted Subsidiary or an Equivalent Regulated Subsidiary (or to make Permitted Investments or Restricted Payments permitted to be made under Section 4.07 which will be so used by a Broker-Dealer Subsidiary, an operating regulated entity or a licensed mortgage Restricted Subsidiary or an Equivalent Regulated Subsidiary);
(6)to repay Trading Debt and to correspondingly reduce commitments, if any, with respect thereto; or

(7)a combination of the foregoing clauses (1) through (6).
provided, however, that, in the case of clauses (2), (3) and (4) above, a commitment to acquire assets or Capital Stock of a Permitted Business, make a capital expenditure or acquire such other assets made pursuant to a definitive binding agreement that is executed during such 450-day period shall be treated as a permitted application of the Net Proceeds so long as such acquisition or expenditure is consummated within 180 days of the end of such 450-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds or Collateral Excess Proceeds, as the case may be.
(c)Pending the final application of any Net Proceeds, the Issuer or the Restricted Subsidiary that consummated the applicable Asset Sale may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
(d)Any Net Proceeds from Asset Sales (other than Excluded Net Proceeds) that are not applied or invested as provided in the second paragraph of this covenant will constitute “Collateral Excess Proceeds,” with respect to any Asset Sale of Collateral, or “Excess Proceeds” with respect to any Asset Sale of assets, rights or Equity Interests that do not constitute Collateral, except the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, will be reduced by the aggregate principal amount of the Notes offered to be purchased in an offer pursuant to Section 4.10(b)(1).
(e)Within 30 days after the aggregate amount of Collateral Excess Proceeds exceeds $50,000,000, the Issuer will make an offer to all Holders, and, if required by the terms of any First Lien Obligations, other Second Lien Obligations or other Obligations secured by a Lien permitted under this Indenture on the Collateral disposed of (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to all holders of such First Lien Obligations, other Second Lien Obligations or other Obligations (a “Collateral Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased with the Collateral Excess Proceeds. The offer price in any Collateral Asset Sale Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the purchase date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), or such lesser price with respect to such First Lien Obligations, other Second Lien Obligations or other Obligations, if any, as may be provided by the terms of the agreement governing such other Indebtedness, and will be payable in cash. If any Collateral Excess Proceeds remain after consummation of a Collateral Asset Sale Offer, the Issuer may use such Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes tendered pursuant to such Collateral Asset Sale Offer exceeds the amount of the Collateral Excess Proceeds, the Notes to be purchased will be selected in the case of Global Notes, in accordance with applicable procedures of DTC, and in the case the Notes are represented by definitive notes, the Trustee will select the Notes to be purchased by lot. Upon completion of each Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds will be reset at zero.
(f)Within thirty (30) days after the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuer will make an offer to all Holders, and, if required by the terms of any Pari Passu Indebtedness, to all holders of such Indebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the purchase date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), or such lesser price with respect to such other Pari Passu Indebtedness, if any, as may be provided by the terms of the agreements governing such other Indebtedness, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes tendered pursuant to such Asset Sale Offer exceeds the amount of the Excess Proceeds, the Notes to be purchased will be selected in the case of Global Notes in accordance with the Applicable Procedures, and in the case the Notes are represented by definitive notes, the Trustee will select the Notes to be purchased by lot. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(g)The provisions of this Section 4.10 may be modified or waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.
(h)The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the Notes pursuant to a Change of Control Offer, an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or the Asset Sale provisions of Article 3 or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Article 3 or this Section 4.10 by virtue of such compliance.
Section 4.11Transactions with Affiliates.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any transactions, including selling, leasing, transferring or otherwise disposing of any of its properties or assets to, or purchasing any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10,000,000, unless:
(1)the Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(2)the Issuer delivers to the Trustee:
(A)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30,000,000, an Officer’s Certificate of the Issuer certifying that such Affiliate Transaction complies with this Section 4.11; and
(B)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75,000,000, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; provided that, in the event there are no disinterested members of the Board of Directors of the Issuer, the Board of Directors of the Issuer shall also have received a written opinion from an accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries or is not materially less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a non-Affiliate.
(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):
(1)Restricted Payments that do not violate the provisions of Section 4.07;
(2)Permitted Investments;
(3)customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, reimbursements, severance arrangements, health, stock option and other benefit plans) and indemnification arrangements with respect to directors, officers and employees of the Issuer or any of its Restricted Subsidiaries;
(4)ordinary course license agreements relating to intellectual property not interfering in any material respect with the ordinary conduct of business or the value of such intellectual property to the Issuer or any of its Restricted Subsidiaries, subject to the Liens created in favor of the Notes Secured Parties under the Collateral Documents and other Permitted Liens;
(5)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case, subject to commercially reasonable terms and in the ordinary course of business of the Issuer and its Restricted Subsidiaries and not otherwise prohibited by the terms of this Indenture;
(6)any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates not otherwise prohibited by this Indenture and the granting of registration and other rights in connection therewith;
(7)any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Equity Interests (other than Disqualified Stock) of the Issuer;

(8)transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(9)transactions pursuant to agreements or arrangements as in effect on the Completion Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially less favorable to the Issuer and its Restricted Subsidiaries, taken as a whole, than the original agreement as in effect on the Completion Date as determined in good faith by a majority of the disinterested members of the Board of Directors of the Issuer);
(10)transactions between or among the Issuer and/or its Restricted Subsidiaries;
(11)transactions between the Issuer or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Issuer, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Issuer or any of its Restricted Subsidiaries; provided that such director abstains from voting as a member of the Board of Directors of the Issuer on any transaction with such other Person;
(12)any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Clause Section 4.11(a)(1);
(13)transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Issuer or any Restricted Subsidiary of the Issuer in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Issuer or such Restricted Subsidiary (except as otherwise permitted under this Section 4.11);
(14)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer or any Restricted Subsidiary of the Issuer and not for the purpose of circumventing any provision of this Indenture;
(15)any merger, consolidation or reorganization of the Issuer with an Affiliate solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Issuer in a new jurisdiction, in each case, pursuant to a transaction permitted under this Indenture;
(16)transactions with a Person that is not an Affiliate immediately before the consummation of any such transaction, as a result of which such Person becomes an Affiliate;
(17)the provision of services in the ordinary course of business on terms comparable to those offered to third party customers to an Affiliate which would constitute an Affiliate Transaction solely as a result of the Issuer of any of its Restricted Subsidiaries being in or under common Control with such Affiliate; and
(18)the consummation of the Transactions and the payment of the Transaction Costs.
Section 4.12Liens.
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
For purposes of determining compliance with this Section 4.12, (1) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (2) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12. In addition, with respect to any revolving loan Indebtedness or commitment relating to the incurrence of Indebtedness that is designated to be incurred on a Deemed Date pursuant to Section 4.09(e), any Lien that does or that shall secure such Indebtedness may also be designated by the Issuer or any Restricted Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for all purposes under this Indenture to be incurred on such Deemed Date, including for purposes of calculating usage of any “basket” under the definition of “Permitted Lien,” the Fixed Charge Coverage Ratio, usage of any “baskets” under Section 4.09 (including, if applicable, clause (b)(1) of Section 4.09), the Consolidated First Lien Secured Leverage Ratio, the Consolidated Secured Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance and, for the avoidance of doubt, as if no proceeds therefrom remained on the consolidated balance sheet of the Issuer, the granting of any Lien therefor and related transactions and pro forma events in connection therewith).
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, fees or expenses, the accretion of accreted value, the amortization of original issue discount, the payment of interest, fees or expenses in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 4.13Corporate Existence.
Subject to this Article 4 and Article 5, and subject to the ability of the Issuer or any Restricted Subsidiary to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Issuer or such Restricted Subsidiary then exists, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(a)its corporate existence, and the corporate, limited liability company, partnership or other existence of each Restricted Subsidiary of the Issuer, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and
(b)the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries;
provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any Restricted Subsidiary, if the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuer and the Guarantors to perform their Obligations, taken as a whole, under the Indenture Documents.
Section 4.14Offer to Repurchase Upon Change of Control.
(a)Upon the occurrence of a Change of Control, unless the Issuer at such time has given notice of redemption with respect to all of the outstanding Notes pursuant to Section 3.07, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to a Change of Control Offer on the terms set forth herein. In connection with a Change of Control Offer, the Issuer will offer a change of control payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to (but not including) the repurchase date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). Within thirty (30) days following any Change of Control, unless the Issuer at such time has given notice of redemption with respect to all of the outstanding Notes pursuant to Section 3.07, the Issuer will mail by first-class mail (or, in the case of Global Notes, transmit in accordance with the Applicable Procedures) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute such Change of Control and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.14 and that all of the Notes validly tendered (and not validly withdrawn) will be accepted for payment;
(2)the purchase price and the purchase date, which shall be no earlier than ten (10) days and no later than sixty (60) days from the date such notice is mailed (or, in the case of Global Notes, transmitted in accordance with the Applicable Procedures) (other than as may be required by law) (the “Change of Control Payment Date”);
(3)that any Note not tendered or accepted for payment will continue to accrue interest;
(4)that, unless the Issuer defaults in the payment of the Change of Control Payment, all of the Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes repurchased; and
(7)that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to a minimum denomination of $2,000 in principal amount or integral multiples of $1,000 in excess thereof.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the Notes pursuant to a Change of Control Offer, an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Article 3 or this Section 4.14, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Article 3 or this Section 4.14 by virtue of such compliance.
(b)On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)accept for payment all of the Notes or portions of the Notes validly tendered (and not validly withdrawn) pursuant to the Change of Control Offer in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
(2)deposit by 10:00 a.m. New York City time with the Paying Agent an amount equal to the Change of Control Payment in respect of all of the Notes or portions of the Notes validly tendered (and not validly withdrawn); and
(3)deliver or cause to be delivered to the Trustee the Notes properly accepted for repurchase together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions of the Notes being repurchased by the Issuer pursuant to the Change of Control Offer.
The Paying Agent will promptly transmit (but, in any case, not later than five (5) days after the Change of Control Payment Date) to each Holder of the Notes validly tendered (and not validly withdrawn) the Change of Control Payment for such Notes, and the Trustee (at the request of the Issuer) will promptly authenticate and deliver (or, in the case of Global Notes, cause to be transferred by book-entry transfer) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such new Notes will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)[Reserved]
(d)Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of the Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.14. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is no earlier than ten (10) days and no later than sixty (60) days from the date the notice with respect to such Change of Control Offer is mailed or transmitted, as the case may be, as described above. In addition, the Issuer may, at its option, include in any Change of Control Offer an early tender payment, early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in Section 4.14(a).
(e)Notwithstanding anything to the contrary in this Section 4.14, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Article 3 and repurchases all of the Notes validly tendered (and not validly withdrawn) pursuant to the Change of Control Offer or (2) notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in the payment of the applicable redemption price.
(f)If Holders of not less than 90% of aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer, or a third Person making such Change of Control Offer in lieu of the Issuer as described in Section 4.14(e), repurchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the repurchase pursuant to such Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such repurchase at the redemption price equal to the purchase price in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date).
(g)The provisions of this Section 4.14 may be modified or waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.
Section 4.15[Reserved]
Section 4.16Additional Note Guarantees.
If (1) the Issuer or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date or if any Unrestricted Subsidiary is designated a Restricted Subsidiary and such Restricted Subsidiary enters into a Guarantee with respect to any Indebtedness under the Senior Credit Facilities of the Issuer or any Guarantor, (2) any Restricted Subsidiary that does not Guarantee the Obligations under the Senior Credit Facilities of the Issuer or any Guarantor as of the Issue Date later enters into a Guarantee with respect to any Indebtedness under the Senior Credit Facilities of the Issuer or any Guarantor or (3) the Issuer acquires or creates any Domestic Restricted Subsidiary after the Issue Date that is not otherwise required to be a Guarantor and such Domestic Restricted Subsidiary becomes a borrower under the Senior Credit Facilities or any Domestic Restricted Subsidiary that does not Guarantee the Obligations under the Senior Credit Facilities of the Issuer or any Guarantor as of the Issue Date becomes a borrower under the Senior Credit Facilities, then such Restricted Subsidiary or Domestic Restricted Subsidiary, as the case may be, will within the later of (x) the Completion Date and (y) sixty (60) days of the date on which it issues or incurs such Indebtedness, enters into such Guarantee or becomes such a borrower, as applicable, (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E pursuant to which such Restricted Subsidiary or Domestic Restricted Subsidiary, as the case may be, will fully and unconditionally Guarantee, on a senior secured basis, all of the Issuer’s Obligations under the Notes and this Indenture and (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect to the applicable Collateral Documents necessary in order to grant to the Collateral Agent for the benefit of the Holders a perfected second priority security interest, subject to the Intercreditor Agreement and Permitted Liens, in the assets (other than Excluded Property) of such Restricted Subsidiary or Domestic Restricted Subsidiary, as the case may be, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents and the filing of intellectual property security agreements with the United States Patent and Trademark Office and United States Copyright Office, as applicable, as and when required thereby, and delivering to the Collateral Agent (or its bailee), subject to the limitations and exclusions in the Indenture Documents, the certificates, if any, representing all of the Equity Interests of such acquired or created Restricted Subsidiary or Domestic Restricted Subsidiary, as the case may be, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Restricted Subsidiary or Domestic Restricted Subsidiary, as the case may be, to the Issuer or any Guarantor together with instruments of transfer executed and delivered in blank by a duly authorized officer of the Issuer or such Guarantor.
Section 4.17Designation of Restricted and Unrestricted Subsidiaries.
The Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default and (y) no Default or Event of Default has occurred and is continuing. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary proposed to be designated as Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Issuer. Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if (x) such redesignation would not cause a Default or Event of Default and (y) no Default or Event of Default has occurred and is continuing, and subject to the requirements of the following paragraph.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer will be in default under Section 4.09. The Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter period, and (2) no Default or Event of Default would be in existence following such designation.
Section 4.18Further Assurances.
The Issuer and the Guarantors, at their sole cost and expense and subject to the Intercreditor Agreement and the limitations and exclusions contained in the Indenture Documents, will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, consents, authorizations, approvals and orders and shall, subject to the Intercreditor Agreement and the limitations and exclusions contained in the Indenture Documents, take all further action as may be required from time to time in order to:
(A)carry out the terms and provisions of the Collateral Documents;
(B)subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(C)perfect and maintain the validity, enforceability, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and
(D)assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other material instrument executed in connection herewith.
Upon the exercise by the Trustee, the Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Issuer and the Guarantors will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Issuer or any Guarantor for such governmental consent, approval, recording, qualification or authorization.
Section 4.19After-Acquired Property; Assets Subject to Liens.
If the Issuer or any Guarantor acquires any After-Acquired Property or if any assets or property that would have constituted Collateral had such assets and property been owned by the Issuer or such Guarantor on the Completion Date are held by any Subsidiary on or after the time it becomes a Guarantor (other than assets constituting Excluded Property or constituting Collateral under a Collateral Document that becomes subject to the Lien securing the Obligations under the Notes and this Indenture created by such Collateral Document upon acquisition thereof), the Issuer will notify the Collateral Agent and will cause such assets to be subjected to a Lien securing the Obligations under the Notes and this Indenture and will take, and cause the Guarantors to take, such actions as shall be necessary to grant and perfect such Liens, all at the expense of the Issuer and the Guarantors, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such assets to the same extent and with the same force and effect. The Issuer and each Guarantor agree that, in the event it takes any action to grant or perfect a Lien to secure any First Lien Obligations in any assets, the Issuer or such Guarantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Obligations under the Notes and this Indenture without the request of the Collateral Agent substantially concurrently with the grant or perfection of such Lien that secures such First Lien Obligations.
Section 4.20[Reserved]
Section 4.21Fall-Away of Covenants and Release of Collateral Upon Achievement of Investment Grade Status
If on any date following the Completion Date, the Notes have Investment Grade Ratings from both Rating Agencies and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee and no Default or Event of Default has occurred and is continuing, then commencing on the date of the delivery of such written notice (the “Fall-Away Date”), the Issuer and its Restricted Subsidiaries will not be subject to the limitations set forth under Section 4.07, Section 4.08, Section 4.09, Section 4.11, Section 4.12, clause (4) of the first paragraph under Section 5.01, and the requirements to provide Collateral under Article 10.
On and after the Fall-Away Date, the Issuer may also elect (at its discretion) to release any or all of the Collateral from the Liens securing the Obligations under the Notes and the Note Guarantees by sending a written notice of such election to the Trustee.
Section 4.22Escrow of Proceeds; Escrow Release Conditions.
Concurrently with the closing of the offering of the Notes on the Issue Date, the Escrow Issuer shall enter into the Escrow Agreement with the Trustee and the Escrow Agent, pursuant to which the Escrow Issuer will deposit or cause to be deposited in the Escrow Account an amount equal to the gross proceeds of the offering of Notes, together with the Escrowed Funds.
Prior to or concurrently with the closing of the offering of the Notes, the Issuer shall at its discretion either (i) elect to deposit funds in the Escrow Account for the benefit of the Holders or (ii) enter into the Parent Letter pursuant to which it will commit to pay the Escrow Issuer the Shortfall Redemption Amount, which when taken together with the Escrowed Funds, would be sufficient to fund a Special Mandatory Redemption of the Notes on the Special Mandatory Redemption Date solely to the extent such event were to occur.
The Escrowed Funds will be held in the Escrow Account until the earliest of (i) the date on which the Escrow Issuer delivers to the Escrow Agent the Escrow Release Officer’s Certificate, (ii) the Escrow End Date and (iii) the date on which the Escrow Issuer delivers notice to the Escrow Agent to the effect set forth in clause (b) of Section 3.10. The Escrow Issuer will grant the Trustee, for its benefit and the benefit of the Holders subject to certain liens of the Escrow Agent, a first-priority security interest in the Escrowed Funds, the Escrow Account and all deposits and investment property therein to secure the payment of the Special Mandatory Redemption Price; provided, however, that such lien and security interest shall automatically be released and terminate at such time as the Escrowed Funds are released from escrow pursuant to the terms of the Escrow Agreement on the Escrow Release Date. The Escrow Agent will invest the Escrowed Funds in such Eligible Escrow Investments as the Escrow Issuer may from time to time direct in writing.
The Escrow Agreement shall provide for the Escrow Agent to release a portion of the Escrowed Funds in an amount equal to the amount of accrued and unpaid interest from the Issue Date or the most recent interest payment date, as applicable, prior to the Escrow Release in order to satisfy any interest payment obligations in respect of the Notes under this Indenture.
Other than in connection with the payment of a semi-annual interest payment as set forth in this Indenture and pursuant to this Section 4.22, the Escrow Issuer will only be entitled to direct the Escrow Agent to release Escrowed Funds (in which case the Escrowed Funds will be paid to or as directed by the Escrow Issuer) upon delivery to the Escrow Agent, on or prior to the Escrow End Date, of an officer’s certificate, certifying that the Escrow Release Conditions have been or, substantially concurrently with the Escrow Release Date, will be satisfied.
The Escrow Release shall occur promptly upon satisfaction of the conditions set forth above. Upon the occurrence of the Escrow Release, the balance of the Escrow Account shall be reduced to zero and the Escrowed Funds and interest thereon shall be paid out in accordance with the Escrow Agreement, the Escrow Agreement shall terminate and any commitment by the Issuer to pay the Escrow Issuer funds pursuant to a Parent Letter shall be null and void. The Escrow Agent shall have the right to conclusively rely on the Escrow Release Officer’s Certificate and any other written instructions provided pursuant to the Escrow Agreement and will have no obligation to determine or verify whether the conditions to the Escrow Release have been satisfied.
By its acceptance of the Notes, each Holder shall be deemed to authorize and direct the Trustee to enter into and perform its obligations, if any, under the Escrow Agreement.
Section 4.23Activities Prior to the Escrow Release
Prior to the Escrow Release Date, the Escrow Issuer’s primary activities shall be restricted to issuing securities in connection with the financing for the Acquisition (including the Notes), issuing capital stock to, and receiving capital contributions therefor from, any direct or indirect parent entity, performing its obligations in respect of the Notes under this Indenture (including payments of interest under the Notes), the Escrow Agreement and the purchase agreement relating to the Notes, directing the Escrow Agent to invest funds in the Escrow Account in Eligible Escrow Investments, consummating the Transactions and related refinancing transactions to which it is a party, the Escrow Merger and the Escrow Release, redeeming or repaying the Notes and any other financing for the Acquisition, if applicable, pursuant to mandatory redemption provisions and conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Escrow Release Date, the Escrow Issuer will not own, hold or otherwise have any interest in any assets other than the Escrow Account, cash and Cash Equivalents, and may not incur any other liabilities or conduct any other activities other than related to the foregoing.
Prior to the Escrow Release Date, the Issuer and its Subsidiaries shall not be subject to any of the covenants set forth in this Indenture or otherwise obligated under this Indenture.

ARTICLE 5
SUCCESSORS
Section 5.01Merger, Consolidation or Sale of All or Substantially All of the Assets.
(a)The Issuer will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(1)either:
(A)the Issuer is the surviving corporation; or
(B)the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(2)the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of the Issuer under the Notes, this Indenture and the Collateral Documents pursuant to legally binding agreements (certified as such by the Issuer to the Trustee and the Collateral Agent, as the case may be);
(3)immediately after such transaction, no Event of Default exists;
(4)immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either:
(A)the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or
(B)the Fixed Charge Coverage Ratio of the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made would be greater than or equal to the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction;
(5)the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; and
(6)to the extent any assets of the Person into which the Issuer is merged, or with whom the Issuer is consolidated, are assets of the type which would constitute Collateral under the Collateral Documents, the Issuer or such surviving Person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.
(b)Clauses (3) and (4) of Section 5.01(a) will not apply to:
(1)a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

(2)any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of the properties or assets between or among the Issuer and one or more of the Guarantors.
(c)The Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person (other than to the Issuer or a Guarantor or a Person that after the consummation of such transaction becomes a Guarantor).
Section 5.02Successor Person Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01(a), the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein and the predecessor issuer shall be relieved from the obligation to pay the principal of and interest on the Notes and all other obligations under the Indenture Documents.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01Events of Default.
Each of the following is an “Event of Default”:
(1)default for thirty (30) days in the payment when due of interest on the Notes;
(2)default in the payment when due, at maturity, upon redemption or otherwise, of the principal of, or premium, if any, on, the Notes;
(3)failure by the Issuer or any of the Issuer’s Restricted Subsidiaries for thirty (30) days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes voting as a single class to comply with the provisions described in Section 4.10, 4.14 or 5.01;
(4)failure by the Escrow Issuer, the Issuer or any of the Issuer’s Restricted Subsidiaries for sixty (60) days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes voting as a single class to comply with any of the agreements in the Indenture Documents (other than those described in clauses (1), (2) or (3) above);
(5)any Material Indebtedness of the Issuer or any of its Restricted Subsidiaries is not paid within any applicable grace period after any Stated Maturity or is accelerated by the holders thereof because of a default thereunder;
(6)failure by the Escrow Issuer, the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments, writs or warrants of attachment, executions or similar processes entered by a court or courts of competent jurisdiction aggregating in excess of $50,000,000 (not covered by independent third-party insurance carrier as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of sixty (60) days;
(7)except as expressly permitted by this Indenture and the Collateral Documents, any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Issuer or a Guarantor shall so assert in writing, or any security interest created, or purported to be created, by any of the Collateral Documents with respect to Collateral exceeding $50,000,000 in Fair Market Value shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case, for thirty (30) days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes voting as a single class, except solely as a result of the Collateral Agent (or its bailee) no longer having possession of possessory Collateral actually delivered to it;
(8)the repudiation in writing by the Issuer or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, of any of its or their material obligations under the Collateral Documents, and such default continues for ten (10) days;
(9)except as permitted by this Indenture, any Note Guarantee of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, denies or disaffirms in writing its obligations under its or their Note Guarantees;
(10)the Escrow Issuer, the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A)commences a voluntary case;
(B)consents to the entry of an order for relief against it in an involuntary case;
(C)consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)makes a general assignment for the benefit of its creditors; or
(E)generally is not paying its debts as they become due;
(11)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(B)appoints a custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or
(C)orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for sixty (60) consecutive days; and
(12)the failure by the Escrow Issuer to consummate the Special Mandatory Redemption to the extent required, as described under Section 3.10.

Section 6.02Acceleration.
In the case of an Event of Default specified in clause (10) or (11) of Section 6.01 with respect to the Issuer, all of the outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer (with a copy to the

Trustee), may declare all of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration with respect to the Notes and its consequences, if (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than any Event of Default with respect to nonpayment of the principal of, premium, if any, or interest on the Notes that has become due solely because of such acceleration) have been cured or waived by the requisite Holders. No such rescission shall affect any subsequent or other Default or impair any right consequent thereon.
In the event of any Event of Default specified in clause (5) of Section 6.01, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if, within thirty (30) days after such Event of Default arose, (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.
A court of competent jurisdiction may extend or stay any time period in this Article 6 related to curing any actual or alleged Default or Event of Default.
Section 6.03Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. All remedies are cumulative to the extent permitted by law.
Notwithstanding anything to the contrary in this Indenture, any exercise of remedies by the Trustee or the Collateral Agent shall be subject to the terms of the Collateral Documents.
Section 6.04Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive (including waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05Control by Majority.
Subject to the terms of the Collateral Documents, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it. However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Intercreditor Agreement or the Collateral Documents that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee or the Collateral Agent, as the case may be, in personal liability.
Section 6.06Limitation on Suits.
Except to enforce the right to receive payment of principal of, premium, if any, or interest on the Notes when due in accordance with Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(1)such Holder has previously given to the Trustee notice that an Event of Default is continuing;
(2)Holders of at least 30% in aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;
(3)such Holder or Holders have offered the Trustee security and/or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and
(5)Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such sixty (60)-day period.
Notwithstanding any provision of this Indenture to the contrary, no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 6.07Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and premium and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes and the Note Guarantees, including the Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10Priorities.
Subject to the terms of the Intercreditor Agreement and the Collateral Documents, any money or property collected by the Trustee pursuant to this Article 6 or by the Collateral Agent pursuant to the Collateral Documents, or any money or other property distributable in respect of the Issuer’s or the Guarantors’ Obligations under the Indenture Documents after an Event of Default, shall be applied in the following order:
First: to the Trustee, the Collateral Agent, the Agents, and their respective agents and attorneys for amounts due under Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent and the Agents and the costs and expenses of collection;
Second: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: any surplus remaining after the payment in full in cash of all the Obligations under the Notes shall be paid to the Issuer or to such Person as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by the Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.
However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)this Section 7.01(c) does not limit the effect of Section 7.01(b);
(2)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(4)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.
(e)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)The Trustee agrees to accept and act upon documents hereunder executed with facsimile, manual or electronic signature, it being understood that originals of such documents shall be provided to the Trustee upon its request in a timely manner.
Section 7.02Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received actual written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Collateral Agent.
(j)The Trustee may request that the Issuer delivers a certificate setting forth the names of individuals and titles and direct-dial telephone numbers of officers authorized at such time to take specified actions pursuant to this Indenture.
(k)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, actual or threatened epidemics, act of any government, governmental authority or police or military authority, declared or threatened state of emergency, legal constraint and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).
(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within ninety (90) days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.
Section 7.04Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Collateral or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05Notice of Defaults.
If a Default or Event of Default occurs and is continuing (of which a Responsible Officer of the Trustee has received actual written notice referencing the Notes and this Indenture and describing the Event of Default at the Corporate Trust Office of the Trustee), the Trustee will send to the Holders a notice of the Default or Event of Default within the later of (a) ninety (90) days after it occurs and (b) fifteen (15) days after the Trustee receives written notice of such Default or Event of Default, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold from the Holders the notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
Section 7.06Compensation and Indemnity.
(a)The Issuer will pay to the Trustee and the Collateral Agent from time to time such compensation as shall be agreed in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Collateral Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.
(b)The Issuer and the Guarantors, on a joint and several basis, will indemnify each of the Trustee and the Collateral Agent (which for purposes of this Section 7.06(b) shall include their respective officers, directors, employees and agents) and hold them harmless against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of their respective duties under this Indenture, including the reasonable out-of-pocket costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and in connection with the exercise or performance of any of its powers or duties, if any, under the Intercreditor Agreement or the Collateral Documents, except to the extent any such loss, liability or expense is determined to have been caused by its own negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction). Each of the Trustee and the Collateral Agent will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee and/or the Collateral Agent will cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and/or the Collateral Agent.
(d)To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee and the Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (10) or (11) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)the Trustee fails to comply with Section 7.09;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a receiver of the Trustee or of its property shall have been appointed, or a custodian or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation; or
(4)the Trustee becomes incapable of acting.
(c)If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy exists in the office of the Trustee for any reason, the Issuer will promptly appoint a successor Trustee. The Issuer will provide notice to the Holders of any such resignation, removal, incapability to act or vacancy within thirty (30) days of the occurrence thereof.
(d)If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuer, the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six (6) months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee, without any further act, deed or conveyance, will have all the rights, powers, trusts and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s and the Guarantors’ joint and several obligations under Section 7.06 will continue for the benefit of the retiring Trustee.
Section 7.08Successor Trustee by Merger.
Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such entity shall be otherwise qualified and eligible under this Article 7, to the extent operative, without the execution or filing of any paper or further act on the part of any of the parties hereto. In the case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 7.09Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in this Article 7.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may at any time, at its option, elect to have either Section 8.02 or 8.03 be applied to all of the outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all of the outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of the outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04;
(2)the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;
(3)the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.
Section 8.03Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 (but only to the extent such Section applies to its Restricted Subsidiaries), 4.14, 4.16, 4.17, 4.18, 4.19 and clause (4) of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 and Sections 6.01(3) through 6.01(9) will not constitute Events of Default.

Section 8.04Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:
(1)the Issuer must irrevocably deposit with the Trustee in a non-interest bearing account (unless separately agreed in writing with the Trustee), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Issuer as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date;
(2)in the case of an election under Section 8.02, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:
(A)the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B)since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness)) and such Legal Defeasance or Covenant Defeasance, as the case may be, will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than any other material agreement or instrument governing any other Indebtedness being contemporaneously defeased or discharged);
(5)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(6)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”)

pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors, jointly and severally, will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the then outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06Repayment to the Issuer.
Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two (2) years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer upon its written request or (if then held by the Issuer) will be discharged from such trust, and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
Section 8.07Reinstatement.
If the Trustee or the Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or the Paying Agent, as the case may be, is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders.
Notwithstanding Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents or the Escrow Agreement without the consent of any Holder:
(1)to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(2)to provide for uncertificated Notes in addition to, or in place of, certificated Notes;
(3)to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders and the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(4)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture Documents of any such Holder in any material respect;
(5)to conform the text of the Indenture Documents to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision thereof;
(6)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(7)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof;
(8)to allow any additional Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of this Indenture;
(9)to enter into additional or supplemental Collateral Documents or intercreditor arrangements or to release Collateral from the Lien of this Indenture or the Collateral Documents in accordance with the terms of, and subject to the other required consents provided for in, this Indenture and the Collateral Documents;
(10)to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(11)to provide for the effectuation of the relief described in Section 4.21 on and after the Fall-Away Date;
(12)to add holders of and/or any new series of First Lien Obligations or Second Lien Obligations to any Collateral Document, including the Intercreditor Agreement, or to any other intercreditor arrangement entered into after the Completion Date;
(13)to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Intercreditor Agreement (after giving effect to any modification permitted under the last paragraph hereof), taken as a whole, or any joinder thereto;
(14)to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Obligations under this Indenture, the Notes and the Note Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Collateral Documents or otherwise; or
(15)to provide for the assumption (and addition of Guarantors) on or after the Escrow Release Date as provided under Section 4.22.
Upon the request of the Issuer, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Section 7.02, the Trustee and the Collateral Agent, as applicable, will join with the Issuer and the Guarantors in the execution of any such amended or supplemental indenture or amendment or supplement to another Indenture Document (and/or, in the case of a Collateral Document, such Collateral Document) and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture or amendment or supplement to another Indenture Document (or provide such instruction) that affects its own rights, duties or immunities under this Indenture or otherwise.
In addition, without the consent of the Holders, the Trustee or the Collateral Agent or any other Person, the Intercreditor Agreement may be amended, restated, amended and restated, supplemented or otherwise modified in form and substance reasonably satisfactory to the Issuer and the Collateral Agent (i) to add First Lien Obligations or Second Lien Obligations permitted to be incurred under this Indenture to the Intercreditor Agreement, (ii) to remove or modify restrictions or limitations on amendments to the First Lien Documents and/or Second Lien Documents set forth in the Intercreditor Agreement, so long as the limitation on amending the First Lien Documents in contravention of the Intercreditor Agreement is not removed, (iii) to remove or modify the debt caps sets forth in the Intercreditor Agreement (including the definitions of “Maximum Second Lien Indebtedness Amount” and/or “Maximum First Lien Indebtedness Amount” set forth therein), so long as such modifications do not restrict the incurrence of the Notes as second lien secured Indebtedness and (iv) other modifications, so long as after giving effect to such modifications, the terms of the provisions so modified are reasonably customary in the good faith determination of the Issuer for intercreditor agreements governing the relationship between senior and junior priority Liens, the priority of the Liens securing the Notes is not impaired or otherwise negatively affected, such modifications do not restrict the incurrence of the Notes as second lien secured Indebtedness and the “No New Liens” provision still requires the Notes to be secured by the Liens that secure the Revolving Credit Facility, and in each case, to make conforming changes in connection therewith. By their acceptance of the Notes, the Holders will be deemed to have approved the terms of, and to have authorized and instructed the Trustee and the Collateral Agent to execute and deliver any intercreditor agreement permitted to be entered into by this Indenture and any such amendment, restatement, supplement, or other modification thereto, including those contemplated in the immediately preceding sentence.
Section 9.02With Consent of Holders.
Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents and the Escrow Agreement (including, without limitation, Sections 3.09, 4.10 and 4.14) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in clause (4) below) or compliance with any provision of the Indenture Documents or the Escrow Agreement may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
Upon the request of the Issuer, and upon the filing with the Trustee and the Collateral, as applicable, of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Section 7.02(b), the Trustee and the Collateral Agent, as applicable, will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to another Indenture Document (and/or, in the case of a Collateral Document, such Collateral Document) unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or amendment or supplement to another Indenture Document (or provide such instruction).
It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail (or, in the case of Global Notes, transmit in accordance with the Applicable Procedures) to the Holders affected thereby a notice briefly describing such amendment, supplement or waiver; provided, however, that any failure of the Issuer to mail (or, in the case of Global Notes, transmit in accordance with the Applicable Procedures) such notice, or any defect therein, will not in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class may waive compliance in a particular instance by the Issuer with any provision of the Indenture Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14;
(3)reduce the rate or change the time for payment of interest, including any default interest, on any Note;
(4)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any Note payable in currency other than that stated in the Notes;
(6)impair the right of any Holder to institute suit for the enforcement of any payment of principal of or interest, if any, on such Holder’s Notes on or after the due dates therefor;
(7)waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.14);
(8)release all or substantially all of the Note Guarantees, except in accordance with the terms of this Indenture;
(9)change the ranking of the Notes or the Note Guarantees in a manner that adversely affects the rights of the Holders; or
(10)make any change in the preceding amendment and waiver provisions.
In addition, without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Notes, no amendment, supplement or waiver may (1) release all or substantially all of the Collateral from the Liens securing the Notes, other than in accordance with the Indenture Documents, or change or alter the priority of the security interests in the Collateral in a manner adverse to the Holders or (2) amend the escrow provisions of this Indenture or any provision of the Escrow Agreement in a manner that is materially adverse to the Holders.
Section 9.03Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder of a Note, and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective upon execution by the Trustee and the other parties thereto in accordance with its terms and thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than one hundred-twenty (120) days after such record date.
Section 9.04Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all of the Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05Trustee and Collateral Agent to Sign Amendments.
Upon receipt of an Officer’s Certificate and an Opinion of Counsel pursuant to Sections 13.02 and 13.03, the Trustee and the Collateral Agent, as applicable, will sign any amended or supplemental indenture or amendment or supplement to another Indenture Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent, as applicable. In executing any amended or supplemental indenture or amendment or supplement to another Indenture Document, the Trustee and the Collateral Agent, as applicable, will be entitled to receive and, subject to Section 7.01, will be fully protected in relying upon, in addition to the documents required by Section 13.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment or supplement to another Indenture Document is authorized or permitted by this Indenture or such other Indenture Document, as applicable, and that such supplemental indenture or amendment or supplement to another Indenture Document, as applicable, is the legal, valid and binding obligation of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms, subject to customary exceptions.
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01Collateral Documents.
(a)Prior to the Escrow Release Date, the Notes will be senior secured obligations of the Escrow Issuer secured only by the Escrowed Funds until the earlier of the Escrow End Date and the Special Mandatory Redemption Date. On and after the Completion Date, the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture and the other Indenture Documents, according to the terms hereunder or thereunder, will be secured as provided in the Collateral Documents. Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of this Indenture and the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (and the Trustee, if applicable) to enter into the Collateral Documents on the Completion Date and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, make all filings (including filings of constitution statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein expressed. On and after the Completion Date, the Issuer will take, and will cause its Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected second priority Lien (which Lien shall be subordinated to any First Lien Obligations, including the Senior Credit Facilities, pursuant to the terms of the Intercreditor Agreement) in and on all the Collateral, in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.
(b)[Reserved]
Section 10.02Release of Collateral.
(a)Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents. The Collateral Agent’s Lien on specific Collateral created by the Collateral Documents will no longer secure the Obligations automatically, without the need for any further action by any Person, with respect to:
(1)Collateral that is sold, transferred or otherwise disposed of to a Person other than the Issuer or a Guarantor to the extent such sale, transfer or other disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by the Issuer or such Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Collateral Documents;
(2)the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture;
(3)any property or asset of the Issuer or a Guarantor that is or becomes Excluded Property; and
(4)Collateral to the extent such liens are released in accordance with the terms of the Intercreditor Agreement;
provided, however, that notwithstanding any other provision of this Indenture or the Collateral Documents (other than Section 10.02(a)(4), Liens securing the Notes and the Note Guarantees on all or substantially all of the Collateral may be released only pursuant to the terms of Section 10.05. If any circumstance described in clauses (1) to (4) shall occur, the Trustee will, at the request and at the sole cost and expense of the Issuer, deliver a certificate to the Collateral Agent stating that the Collateral Agent’s Lien on the applicable Collateral created by the Collateral Document no longer secures the Obligations.
(b)Notwithstanding anything to the contrary contained herein, whenever the Trustee or the Collateral Agent is requested to execute a release or the Trustee is requested to deliver a certificate to the Collateral Agent pursuant to Section 10.02(a) or 10.05, the Issuer will be obligated to deliver an Opinion of Counsel and an Officer’s Certificate in form and substance reasonably acceptable to the Trustee and Collateral Agent, as applicable, stating that all conditions precedent to the applicable release in the Indenture Documents have been complied with and such release is permitted by the Indenture Documents. Upon receipt of such Opinion of Counsel and Officer’s Certificate, the Trustee or the Collateral Agent, as applicable, shall be obligated to execute and deliver the release.
Section 10.03Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.
Subject to the provisions of Section 7.01 and 7.02 and the terms of the Collateral Documents, the Trustee may (but shall have no obligation to do so), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:
(1)enforce any of the terms of the Collateral Documents; and
(2)collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.
Subject to the terms of the Intercreditor Agreement and the Collateral Documents, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).
Section 10.04Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 10.05Termination of Security Interest.
The Liens created by the Collateral Documents to secure the obligations of the Issuer and the Guarantors under the Notes and the Note Guarantees will be released automatically, without the need for any further action by any Person, upon (1) the full and final payment and performance of the Obligations of the Issuer and the Guarantors under this Indenture, the Notes, and the Note Guarantees and the other Indenture Documents, (2) Legal Defeasance or Covenant Defeasance in accordance with Article 8, (3) discharge of this Indenture in accordance with Article 12, (4) receipt of the consent of Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Notes in accordance with Article 9 or (5) the effectuation of the relief described in Section 4.21 on and after the Fall-Away Date. The Trustee will, at the request of the Issuer, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and that the Collateral Agent’s Liens pursuant to the Collateral Documents no longer secures the Obligations.
Section 10.06Collateral Agent.
(a)The Trustee and each of the Holders, by its acceptance of the Notes, hereby designate and appoint the Collateral Agent as their agent under this Indenture, the Collateral Documents and the Intercreditor Agreement, and the Trustee and each of the Holders, by its acceptance of the Notes, hereby irrevocably authorize the Collateral Agent to take such action on their behalf under the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement and consent and agree to the terms of the Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.06. The provisions of this Section 10.06 are solely for the benefit of the Collateral Agent, and none of the Trustee, the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Collateral Documents and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Indenture Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made with due care.

(c)None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture or any other Indenture Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Collateral Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Intercreditor Agreement or to inspect the properties, books or records of any Grantor or any Grantor’s Affiliates.
(d)The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, certification, telephone message, statement or other communication, document or conversation (including those by telephone or electronic mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document. Before the Collateral Agent acts or refrains from acting at the request or direction of the Issuer or a Guarantor as expressly provided in a Collateral Document or the Intercreditor Agreement, it may require an Officer’s Certificate and an Opinion of Counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Subject to the terms of the Collateral Documents and the Intercreditor Agreement, in each other case that the Collateral Agent may or is required hereunder or under any other Indenture Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Indenture Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes or any action taken or omitted to be taken by it in accordance with any direction as contemplated by the Collateral Documents. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction and indemnity satisfactory to it from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.
(e)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.06 and the terms of the Intercreditor Agreement and the Collateral Documents).
(f)The Collateral Agent may resign at any time by giving thirty (30) days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent provides written notice of its resignation under this Indenture, the Issuer shall appoint a successor Collateral Agent. If no successor Collateral Agent is appointed by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the expense of the Issuer. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.06 and Section 7.07 shall continue to inure to its benefit, and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(g)The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Trustee nor the Collateral Agent will be liable for the acts or omissions of any co-Collateral Agent appointed with due care hereunder. Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(h)The Trustee and each of the Holders, by its acceptance of the Notes, agrees that the Collateral Agent is authorized and directed to (i) enter into the Collateral Documents (and any supplement thereto, including the Supplement No. 1 to Security and Pledge Agreement) to which it is party, whether executed before, on or after the Completion Date, (ii) enter into the Intercreditor Agreement (and any supplement thereto, including the Supplement No. 1 to Intercreditor Agreement) whether executed before, on or after the Completion Date, (iii) make the representations of the Holders set forth in the Collateral Documents and the Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreement (and each Holder agrees that it is bound to the terms set forth in the Collateral Documents and the Intercreditor Agreement), (v) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreement and (vi) enter into amendments and supplements of the Collateral Documents and the Intercreditor Agreement in accordance with the terms set forth in such agreements and/or this Indenture. Upon the receipt by the Collateral Agent of a written request of the Issuer signed by an Officer of the Issuer (a “Collateral Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Completion Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 10.06(h), (ii) state that the applicable Collateral Document is required or permitted under the terms of this Indenture or another Collateral Document then existing and (iii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.
(i)If at any time or times the Trustee shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture or the Collateral Documents, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 7, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.
(j)The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon written request from the Issuer, the Trustee shall, subject to the Intercreditor Agreement, notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(k)The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, insured or has been encumbered or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents (but then only to the extent such direction is accompanied by indemnity as provided for in this Section 10.06).
(l)No provision of this Indenture, the Intercreditor Agreement or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent (or the Trustee) against potential costs and liabilities incurred by the Collateral Agent (or the Trustee) relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 10.06(l) if it reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be insufficient under the circumstances.
(m)The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel and (iv) shall not be liable for acting pursuant to direction from the Trustee or the Holders of a majority in aggregate principal amount of the Notes. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(n)The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the Intercreditor Agreement and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for (i) any recitals, statements, information, representations or warranties contained in any Indenture Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Collateral Document, (ii) the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Collateral Documents of any other party thereto, (iii) the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein, (iv) the validity, enforceability or collectability of any Obligations, (v) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor or (vi) any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Collateral Documents or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Indenture Documents.
(o)The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, without limitation, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(p)The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement or the applicable Collateral Documents, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
(q)Notwithstanding anything to the contrary in this Indenture or any other Indenture Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Indenture Documents (including, without limitation, the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in any relevant jurisdiction)), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
(r)The Issuer shall pay compensation to, reimburse expenses of and, jointly and severally with the Guarantors, indemnify the Collateral Agent in accordance with Section 7.06.
(s)In the event that the Issuer or a Restricted Subsidiary incurs indebtedness secured by some or all of the Collateral that is not prohibited by this Indenture, the Collateral Agent (and, if applicable, the Trustee) will, upon request of the Issuer, enter into a senior priority/junior priority intercreditor agreement and/or pari passu intercreditor agreement with the holder(s) of such indebtedness or any collateral agent and/or other authorized representative on behalf of such holder(s). The form of such intercreditor agreement shall be customary in the good faith determination of the Issuer, as certified to the Trustee and the Collateral Agent by the Issuer. By their acceptance of the Notes, the Holders are deemed to have approved the terms of, and to have authorized and instructed the Trustee and the Collateral Agent to execute and deliver any such intercreditor agreement.
(t)Notwithstanding anything to the contrary herein or in any Note Document but subject to the limitations and exceptions in the Indenture Documents, each Grantor agrees to prepare and file or cause the filing of, at its own expense, any initial financing statement, amendment thereto, continuation statement, instrument or other agreement and any filings with the relevant United States jurisdiction, United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable, in such manner as is necessary to perfect or maintain the perfection and shall take all other actions necessary to perfect or maintain the perfection of the Collateral Agent’s second priority security interest (subject to Permitted Liens) in the Collateral of such Grantor, and to deliver a file stamped copy of each such financing statement, amendment or continuation statement or other evidence of filing to the Collateral Agent promptly upon receipt.
ARTICLE 11
NOTE GUARANTEES
Section 11.01Guarantee.
(a)Prior to the Escrow Release Date, the Notes will not be guaranteed. From and after the Completion Date, certain of the Issuer’s Restricted Subsidiaries will guarantee the Notes in the manner described in this Article 11. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or under the Indenture Documents, that:
(1)the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, subject to any applicable grace periods, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or under the Indenture Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)in case of any extension of time of payment or renewal of any Notes or any of such other Obligations under the Notes, the Note Guarantees or the Indenture Documents, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace periods, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
(c)If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 11.02Limitation on Guarantor Liability.
Each Guarantor and, by its acceptance of Notes and the Note Guarantees, each Holder hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03Execution and Delivery of Note Guarantee.
Each Guarantor hereby agrees that its execution and delivery of this Indenture or, if applicable, any supplemental indenture substantially in the form of Exhibit E pursuant to Section 4.16 and this Section 11.03 shall evidence its Note Guarantee set forth in Section 11.01 without the need for notation on the Notes. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 11.04Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in Section 11.05, no Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with Section 11.05) may sell or otherwise dispose of all or substantially all of its property and assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)immediately after giving effect to such transaction, no Default or Event of Default exists;
(2)either:
(a)    the Person acquiring the property and assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all of the obligations of such Guarantor under this Indenture, its Note Guarantee, the Collateral Documents and the Intercreditor Agreement; or
(b)    the Net Proceeds (other than Excluded Net Proceeds) of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture; and
(3)to the extent any assets of the Person into which such Guarantor is merged, or with whom such Guarantor is consolidated, are assets of the type which would constitute Collateral under the Collateral Documents, such Guarantor or such surviving Person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien in perfected to the extent required by the applicable Collateral Documents.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture substantially in the form of Exhibit E, executed and delivered to the Trustee and satisfactory in form to the Trustee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All of the Note Guarantees so evidenced will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter evidenced in accordance with the terms of this Indenture as though all of such Note Guarantees had been evidenced at the Issue Date.
Except as set forth in Articles 4 and 5, and notwithstanding clauses (2)(a) and (b) of this Section 11.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
Notwithstanding the foregoing, this Section 11.04 will not apply to the Transactions.
Section 11.05Releases.
The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged without the consent of any Holder:
(a)in connection with any sale or other disposition of all or substantially all of the property and assets of such Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if such sale or other disposition does not violate the provisions of this Indenture as set forth in Section 4.10;
(b)in connection with any sale or other disposition of all or a portion of the Capital Stock of such Guarantor (so that after giving effect to such sale or other disposition such Guarantor would no longer qualify as a Subsidiary of the Issuer) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer or any other sale, issuance or disposition of Capital Stock of such Guarantor that causes it to cease to be a Subsidiary of the Issuer, in each case, if such sale or other disposition does not violate the provisions of this Indenture set forth under Section 4.10;
(c)if the Issuer designates such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this indenture as set forth in Section 4.17;

(d)if such Guarantor becomes a Foreign Subsidiary, an Immaterial Subsidiary or an Excluded Regulated Subsidiary;
(e)if such Guarantor is released or discharged from (i) its obligations under its guarantee under the Revolving Credit Facility or (ii) its guarantee of Indebtedness that resulted in the obligation of such Guarantor to provide a Note Guarantee if such Guarantor would not then otherwise be required to provide a Note Guarantee, except if a release or discharge is by or as a result of (x) the termination or other repayment in full of all obligations under the Revolving Credit Facility or (y) payment in connection with the enforcement of remedies under such other guarantee (it being understood that a release subject to a contingent reinstatement is still considered a release and, if any such other guarantee of such Guarantor is so reinstated, such Note Guarantee shall also be reinstated);
(f)the merger, amalgamation or consolidation of such Guarantor with and into the Issuer or another Guarantor or upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;
(g)upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12;
(h)in accordance with Article 9; or
(i)if such Guarantor is released from its Note Guarantee in accordance with the terms of the Intercreditor Agreement.
Any Guarantor not released from its obligations under its Note Guarantee with the consent of the Holders as provided in Section 9.02 or as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11.
Upon delivery by the Issuer to the Trustee and the Collateral Agent, as applicable, of an Officer’s Certificate and an Opinion of Counsel to the effect that such release has occurred in accordance with the provisions of this Indenture, the Trustee and the Collateral Agent, as applicable, shall execute any documents prepared by the Issuer reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all of the Notes issued hereunder, when:
(1)either:
(a)    all of the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)    all of the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing (or, in the case of Global Notes, transmission in accordance with the Applicable Procedures) of a notice of redemption or otherwise or will become due and payable within one (1) year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the

Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Issuer as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(2)in the case of clause (1)(b) above, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than any other material agreement or instrument governing any other Indebtedness being contemporaneously defeased or discharged);
(3)the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or such Guarantor, as the case may be, under the Indenture Documents; and
(4)the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02Application of Trust Money.
Subject to the provisions of Section 8.06, all money and non-callable Government Securities deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; provided that such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or the Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01Notices.
Any notice or communication by the Issuer, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Escrow Issuer or the Issuer (prior to the Completion Date):
StoneX Escrow Issuer LLC
c/o StoneX Group Inc.
230 Park Ave, 10th Floor
New York, New York 10017
Attention: David A. Bolte
Facsimile: (515) 864-0294
E-mail: david.bolte@stonex.com
If to the Issuer and/or any Guarantor (on and after the Completion Date):
StoneX Group Inc.
1075 Jordan Creek Parkway - Suite 300
West Des Moines, IA 50266
Attention: David A. Bolte
E-mail: david.bolte@stonex.com
in each case, with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Dan Gibbons
E-mail: dan.gibbons@davispolk.com
If to the Trustee and/or the Collateral Agent:
The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
Attention: Corporate Trust Administration – StoneX 6.875% Senior Secured Notes due 2032
E-mail: dimple.gandhi@bny.com
The Issuer, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent or transmitted, as the case may be, to the Holders) will be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed, (iii) when receipt acknowledged, if transmitted by electronic transmission and (iv) the next Business Day after delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery (or, in the case of Global Notes, transmitted in accordance with the Applicable Procedures) to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee thereof receives it.
If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.
The Trustee and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (for the purposes of this paragraph, “Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee and the Collateral Agent an incumbency certificate listing Responsible Officers of the Issuer and containing specimen signatures of such Responsible Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee or the Collateral Agent, as applicable, Instructions using Electronic Means and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such Instructions, the Trustee’s understanding or the Collateral Agent’s understanding, as applicable of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee and the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee or the Collateral Agent, as applicable, shall conclusively presume that directions that purport to have been sent by an Responsible Officer listed on the incumbency certificate provided to the Trustee have been sent by such Responsible Officer. The Issuer shall be responsible for ensuring that only Responsible Officers transmit such Instructions to the Trustee or the Collateral Agent, as applicable and that the Issuer and all Responsible Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee or the Collateral Agent, as applicable, including without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee or the Collateral Agent, as applicable, and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Collateral Agent immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 13.02Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Collateral Documents or the Intercreditor Agreement, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent, as applicable:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which must include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture, the Collateral Documents or the Intercreditor Agreement, as applicable, relating to the proposed action have been satisfied; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which must include the statements set forth in Section 13.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.
Section 13.03Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;
provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 13.04Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of the Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.05No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture Documents or for any claim based on, in respect or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 13.06Governing Law.
THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 13.07Successors.
All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind their respective successors. All agreements of each Guarantor in this Indenture and the Note Guarantees will bind its successors, except as otherwise provided in Section 11.05.
Section 13.08Severability.
In case any provision in this Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.09Counterpart Originals.
The parties may sign any number of copies or counterparts of this Indenture manually, electronically or by facsimile. Each signed copy or counterpart will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages executed by manual, facsimile or electronic signatures and delivered by portable document format transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto executed by manual, facsimile or electronic signatures and delivered by portable document format shall be deemed to be their original signatures for all purposes.

Section 13.10Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.11Submission to Jurisdiction.
THE ISSUER, EACH GUARANTOR, THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS BY THEIR ACCEPTANCE OF THE NOTES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE GUARANTEES, THE NOTES OR ANY OTHER INDENTURE DOCUMENT, AND IRREVOCABLY WAIVES OBJECTION TO VENUE IN AND ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.
Section 13.12Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES, ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.13USA PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended (the “USA PATRIOT Act”), the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent, as the case may be. The parties to this Indenture will provide the Trustee and the Collateral Agent with such information as they may request in order to satisfy the requirements of the USA PATRIOT Act.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
STONEX ESCROW ISSUER LLC,
as Escrow Issuer
By:    /s/ William J. Dunaway
    Name:    William J. Dunaway
    Title:    Chief Financial Officer

By:    /s/ Kevin Murphy
    Name:    Kevin Murphy
    Title:    Treasurer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee and Collateral Agent
By:    /s/ Glenn G. McKeever
    Name:    Glenn G. McKeever
    Title:    Vice President
[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
FACE OF NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[STONEX ESCROW ISSUER LLC]1 [STONEX GROUP INC.]2
6.875% SENIOR SECURED NOTES DUE 2032
[CUSIP NO. __________________
ISIN NO. ____________________]
No. [R][S][A]-[___]    $[__________]
StoneX Escrow Issuer LLC, a Delaware limited liability company]3 [StoneX GROUP Inc., a Delaware corporation]4 (the “Issuer”), for value received promises to pay to [_____________] or its registered assigns, the principal sum of [_____________] DOLLARS [(as revised by the attached Schedule of Increases and Decreases in the Global Note)]* on July 15, 2032, and to pay interest thereon as hereinafter set forth.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1
Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.
*    Only include if Note is in global form.

1 Insert for Notes issued prior to the Completion Date.
2 Insert for Notes issued on or after the Completion Date.
3 Insert for Notes issued prior to the Completion Date.
4 Insert for Notes issued on or after the Completion Date.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
[STONEX ESCROW ISSUER LLC]5 [STONEX GROUP INC.]6,
as Issuer
By:
    Name:
    Title:
Dated: [_____________], 2025

5 Insert for Notes issued prior to the Completion Date.
6 Insert for Notes issued on or after the Completion Date.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This Note is one of the 6.875% Senior Secured Notes due 2032 referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Trustee
By:
    Authorized Signatory
Dated: [_______________], 2025

BACK OF NOTE
6.875% SENIOR SECURED NOTE DUE 2032
Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Indenture (as defined below), unless otherwise indicated.
(1)    INTEREST. [StoneX Escrow Issuer LLC, a Delaware limited liability company, to be merged with and into StoneX Group Inc., a Delaware corporation]7 [StoneX Group Inc., a Delaware corporation,]8 (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.875% per annum from July 8, 2025 until maturity. The Issuer will pay interest semi-annually, in arrears, on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be January 15, 2026. If the Issuer defaults in the payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest at the rate provided in this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on January 1 or July 1 next preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of the Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee (as defined below) under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder.
(4)    INDENTURE. The Issuer issued the Notes under the Indenture, dated as of July 8, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors party thereto from time to time and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). This Note is one of a duly authorized issue of notes of the Issuer designated as its 6.875% Senior Secured Notes due 2032. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder.
(5)    GUARANTEES. This Note is guaranteed as set forth in Article 11 of the Indenture.
(6)    SECURITY. This Note is secured by a second- priority security interest in the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Collateral Agent, as the case may be, will hold the Collateral in trust for the benefit of the Holders pursuant to the Collateral Documents and the Intercreditor Agreement.
7 Insert for Notes issued prior to the Completion Date.
8 Insert for Notes issued on or after the Completion Date.

(7)    OPTIONAL REDEMPTION.
(a)    At any time prior to July 15, 2028, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes) at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings of the Issuer; provided that:
    (i)    at least 50% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to the original issuance of any Additional Notes) (excluding the Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
    (ii)    the redemption occurs within one hundred-eighty (180) days of the date of the closing of such Equity Offering.
(b)    At any time prior to July 15, 2028, the Issuer may on any one or more occasions also redeem all or a part of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date).
(c)    Except as set forth in clauses (a), (b) or (e) of this Section (7) or clause (a) of Section (9) below, the Notes will not be redeemable at the Issuer’s option prior to July 15, 2028.
(d)    On or after July 15, 2028, the Issuer may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date):

Year	Percentage
2028	103.438%
2029	101.719%
2030 and thereafter	100.000%

(e)    Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender (and not validly withdraw) such Notes in such tender offer and the Issuer, or any third Person making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered (and not validly withdrawn) by such Holders, the Issuer will have the right, upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase date pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date).
(8)    MANDATORY REDEMPTION.
(a)    Except as described in Section 3.10 of the Indenture, the Issuer is not required to mandatorily redeem the Notes or to make sinking fund payments with respect to the Notes. Under certain circumstances, the

Issuer may be required to offer to purchase the Notes (a) upon the occurrence of an Asset Sale pursuant to Section 4.10 of the Indenture or (b) upon the occurrence of a Change of Control pursuant to Section 4.14 of the Indenture. The Issuer and its Affiliates may at any time and from time to time purchase the Notes in the open market, by tender offer, negotiated transactions or otherwise.
(9)    REPURCHASE AT THE OPTION OF HOLDERS.
(a)    In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.
(b)    The Company will be required to make a Change of Control Offer as and to the extent set forth in (and only in the circumstances described in) Section 4.14 of the Indenture.
(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes shall be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require the Holders, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require the Holders to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. In addition, the Issuer and the Registrar need not exchange or register the transfer of any Note during a period beginning at the opening of business fifteen (15) days before the day of any selection of the Notes for redemption and ending at the close of business on the day of selection or during the period between a record date and the corresponding Interest Payment Date.
(11)    DISCHARGE AND DEFEASANCE. Subject to certain conditions and exceptions set forth in the Indenture, the Issuer and the Guarantors at any time shall be entitled to terminate some or all of their Obligations under the Indenture and the Notes or the Note Guarantees, as applicable, if the Issuer deposits with the Trustee cash in U.S. dollars or non-callable Government Securities for the payment of principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, as the case may be. In addition, the Collateral will be released from the Liens securing the Notes under the Indenture upon a satisfaction and discharge of the Indenture in accordance with the provisions thereof.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture, the other Indenture Documents and the Escrow Agreement may be amended, supplemented or otherwise modified, or a Default or Event of Default thereunder may be waived, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture, the Indenture Documents as provided in the Indenture. In addition, without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Notes, no amendment, supplement or waiver may release all or substantially all of the Collateral from the Liens securing the Notes, other than in accordance with the Indenture Documents and the Escrow Agreement.
(13)    DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer) occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer (with a copy to the Trustee), may declare all of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. In the case of an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer, all of the then outstanding Notes will become due and payable immediately without further action or notice.
(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture Documents or for any claim based on, in respect or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by manual, facsimile or electronic signature of the Trustee or an authenticating agent.
(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption of Global Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Global Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[(19)    SPECIAL MANDATORY REDEMPTION. If a Special Mandatory Redemption Event occurs, then (i) the Escrow Agent shall, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other Person, liquidate and release the Escrowed Funds (including investment earnings thereon and proceeds thereof) to the Trustee and (ii) to the extent that the Issuer has not elected to fund the Escrow Account prior to the Issue Date, the Escrow Issuer shall promptly (and in any event within two Business Days of the receipt of such notice) pay the Shortfall Redemption Amount to the Trustee with the funds paid to it by the Issuer pursuant to the Parent Letter, and the Trustee shall apply (or cause a paying agent to apply) the amounts in the immediately preceding clauses (i) and (ii) to redeem the Notes on the Special Mandatory Redemption Date or as otherwise required by the applicable procedures of DTC, at the Special Mandatory Redemption Price , plus accrued and unpaid interest from the Issue Date or the most recent date to which interest has been paid or duly provided for on the Notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date.]9
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Intercreditor Agreement, the Collateral Documents. Requests may be made to the Issuer at the following address:
[StoneX Escrow Issuer LLC]10 [StoneX Group Inc.]11
230 Park Avenue, 10th Floor
New York, New York 10169
Attention: Kevin Murphy

9 Insert for Notes issued prior to the Completion Date.
10 Insert for Notes issued prior to the Completion Date.
11 Insert for Notes issued on or after the Completion Date.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

    (Insert assignee’s legal name)

    (Insert assignee’s social security or tax I.D. number)

    (Print or type assignee’s name, address and zip code)
and irrevocably appoint ______________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for it.
Date: ______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: ___________________
In connection with any transfer of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
[Check One]
(1)         to the Issuer or a Subsidiary thereof;
(2)         pursuant to a registration statement that is effective under the Securities Act at the time of transfer of this Note;
(3)         pursuant to, and in compliance with, Rule 144A under the Securities Act;
(4)         to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements;
(5)         outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act;
(6)         pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that, if box (4), (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.
Date:         Signed:
            (Sign exactly as your name appears on the other side
            of this Note)
Signature Guarantee*: _____________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:         Signed:
            (Sign exactly as your name appears on the other side
            of this Note)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:
☐    Section 4.10    ☐    Section 4.14
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$________________
Date: ___________________
Your Signature:
    (Sign exactly as your name appears
    on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $_____________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
StoneX Group Inc.
230 Park Avenue, 10th Floor
New York, New York 10169
Attention: Kevin Murphy
The Bank of New York Mellon,
as Trustee
240 Greenwich Street
New York, New York 10286
Attention: Corporate Trust Administration – StoneX 6.875% Senior Secured Notes due 2032
Re:    StoneX Escrow Issuer LLC—6.875% Senior Secured Notes due 2032
Reference is hereby made to the Indenture, dated as of July 8, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among StoneX Escrow Issuer LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of StoneX Group Inc. (the “Escrow Issuer”), the Guarantors party thereto from time to time and The Bank of New York Mellon, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.
_____________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________ in such Note[s] or interests (the “Transfer”), to ____________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if the Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.    ☐ Check if the Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the

Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.    ☐ Check and complete if the Transferee will take delivery of a beneficial interest in the IAI Global Note, a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States and, accordingly, the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)    ☐ such Transfer is being effected to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.    ☐ Check if the Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or the Restricted Definitive Notes, as the case may be, and contained in the Indenture.

(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or the Restricted Definitive Notes, as the case may be, and contained in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or the Restricted Definitive Notes, as the case may be, and contained in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer).
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: ___________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP ________), or
(ii)    ☐ Regulation S Global Note (CUSIP ________), or
(iii)    ☐ IAI Global Note (CUSIP ________), or
(b)    ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ☐ a beneficial interest in the:
(i)    144A Global Note (CUSIP ________), or
(ii)    Regulation S Global Note (CUSIP ________), or
(iii)    IAI Global Note (CUSIP ________), or
(iv)    Unrestricted Global Note (CUSIP ________), or
(b)    ☐ a Restricted Definitive Note, or
(c)    ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
StoneX Group Inc.
230 Park Avenue, 10th Floor
New York, New York 10169
Attention: Kevin Murphy
The Bank of New York Mellon,
as Trustee
240 Greenwich Street
New York, New York 10286
Attention: Corporate Trust Administration – StoneX 6.875% Senior Secured Notes due 2032
Re:    StoneX Escrow Issuer LLC—6.875% Senior Secured Notes due 2032
Reference is hereby made to the Indenture, dated as of July 8, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among StoneX Escrow Issuer LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of StoneX Group Inc. (the “Escrow Issuer”), the Guarantors party thereto from time to time and The Bank of New York Mellon, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.
_____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)    ☐ Check if the Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) the Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐ Check if the Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies that (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) the Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐ Check if the Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange by the Owner of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) the Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the

Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐ Check if the Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Exchange by the Owner of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies that (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) the Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)    ☐ Check if the Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and contained in the Indenture and under the Securities Act.
(b)    ☐ Check if the Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) the Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and contained in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer).
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: __________________

EXHIBIT D
FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
StoneX Group Inc.
230 Park Avenue, 10th Floor
New York, New York 10169
Attention: Kevin Murphy
The Bank of New York Mellon,
as Trustee
240 Greenwich Street
New York, New York 10286
Attention: Corporate Trust Administration – StoneX 6.875% Senior Secured Notes due 2032
Re:    StoneX Escrow Issuer LLC 6.875% Senior Secured Notes due 2032
Reference is hereby made to the Indenture, dated as of July 8, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among StoneX Escrow Issuer LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of StoneX Group Inc. (the “Escrow Issuer”), the Guarantors party thereto from time to time and The Bank of New York Mellon, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
☐    a beneficial interest in a Global Note; or
☐    a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws.
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act or any applicable securities laws and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) or any Subsidiary thereof, (B) pursuant to a registration statement that is effective under the Securities Act at the time of sale, (C) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” within the meaning of Rule 144A, (D) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to another available exemption from the registration requirements of the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a
D-1

transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) such certifications, legal opinions and other information as you and the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, in each case, for investment only, and not with a view to, or for the offer or sale in connection with, any distribution thereof in violation of the Securities Act.
You and the Issuer (and, prior to the Escrow Release Date, the Escrow Issuer) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Insert Name of Institutional Accredited Investor]
By:
    Name:
    Title:
Dated: ________________
D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
THIS [____________] SUPPLEMENTAL INDENTURE, dated as of [________] [__], 20[__] (this “Supplemental Indenture”), by and among [____________], a [STATE][TYPE OF ENTITY] (the “Guaranteeing Subsidiary”), StoneX Group Inc., a Delaware corporation (the “Issuer”), StoneX Escrow Issuer LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of StoneX Group Inc. (the “Escrow Issuer”), the Guarantors party to the Indenture (as defined below) and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Escrow Issuer and the Guarantors party thereto from time to time have heretofore executed and delivered to the Trustee the Indenture, dated as of July 8, 2025 (as amended, supplemented or otherwise modified to the date of this Supplemental Indenture, the “Indenture”), governing the Issuer’s 6.875% Senior Secured Notes due 2032 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a full and unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, without limitation, Article 11 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer, the Guaranteeing Subsidiary or any other Guarantors under the Indenture Documents or this Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
5.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture manually, electronically or by facsimile. Each signed copy or counterpart shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by portable document format transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by portable document format shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.
8.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
9.    TRUSTEE. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
10.    NOTICES. Notices to the Guaranteeing Subsidiary shall be made in accordance with Section 13.01 of the Indenture at the address for the Issuer and the Guarantors set forth in Section 13.01.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.
STONEX GROUP INC.,
as Issuer
By:
    Name:
    Title:
[EXISTING GUARANTORS],
as Guarantors
By:
    Name:
    Title:
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:

THE BANK OF NEW YORK MELLON,
as Trustee and Collateral Agent
By:
    Authorized Signatory

F-1